Filed Pursuant to Rule 424(B)(2)
Registration No. 333-181094

PROSPECTUS SUPPLEMENT
(To Prospectus dated June 8, 2012)

8,500,000 Common Units

Representing Limited Partner Interests

        We are selling 5,100,000 of our common units representing limited partner interests in us, and the selling unitholder, Golar LNG Limited, is selling 3,400,000 additional common units. The underwriters have agreed to purchase the common units offered hereby by us and the selling unitholder at a price of $29.10 per common unit, which will result in $147.7 million of total net proceeds to us, after deducting estimated offering expenses payable by us. We will not receive any of the proceeds from the common units sold by the selling unitholder. The underwriters may offer our common units in transactions on the Nasdaq Global Market, in over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See "Underwriting."

        Our common units are listed on the Nasdaq Global Market under the symbol "GMLP." The last reported sale price of our common units on the Nasdaq Global Market on December 5, 2013 was $30.94 per common unit.

        Investing in our common units involves risks. See "Risk Factors" beginning on page S-8 of this prospectus supplement and page 7 of the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the common units on or about December 11, 2013 through the book-entry facilities of The Depository Trust Company.

Morgan Stanley	Wells Fargo Securities

December 5, 2013

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common units. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of common units. Generally, when we refer to the "prospectus," we refer to both parts combined. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus or any "free writing prospectus" we may authorize to be delivered to you. We have not, nor have the underwriters or the selling unitholder authorized anyone to provide you with additional, different or inconsistent information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus or any "free writing prospectus" we may authorize to be delivered to you, as well as the information we previously filed with the Securities and Exchange Commission (or the SEC), that is incorporated by reference herein, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since such dates.

        We and the selling unitholder are offering to sell the common units, and are seeking offers to buy the common units, only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common units in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the common units and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        The prospective financial information included in this prospectus has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference in this prospectus relates to our historical financial information. It does not extend to the prospective financial information and should not be read to do so.

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WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in such registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. In addition, we file annual and other reports with, and furnish information to, the SEC. You may inspect and copy any document we file with, or furnish to, the SEC at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates or from the SEC's web site on the Internet at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us at the offices of the Nasdaq Global Market at One Liberty Plaza, 165 Broadway, New York, New York 10016.

        As a foreign private issuer, we are exempt under the Securities Exchange Act of 1934, as amended (or the Exchange Act), from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports on Form 10-Q or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

INCORPORATION OF DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC and incorporated into this prospectus, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

        We incorporate by reference into this prospectus the documents listed below:

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  our Annual Report on Form 20-F for the fiscal year ended December 31, 2012 (or our 2012 Annual Report) filed on May 1, 2013;

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  our Reports on Form 6-K filed on August 28, 2013, September 23, 2013, September 30, 2013 and December 4, 2013;

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  all subsequent Reports on Form 6-K filed prior to the termination of this offering that we identify in such Reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

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  the description of our common units contained in our Registration Statement on Form 8-A filed on April 5, 2011, including any subsequent amendments or reports filed for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may

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request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost by visiting our internet website at www.golarlngpartners.com. You may also make requests for such documents at no cost by writing or calling us at the following address:

Golar LNG Partners LP
Attn: Investor Relations
Par-la-Ville Place
14 Par-la-Ville Road
Hamilton, HM 08, Bermuda
+1 (441) 295-4705

        You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not and the selling unitholder has not authorized anyone else to provide you with any information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than its respective date. The information contained in our website, or any other website, is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

        All of the statements, other than statements of historical fact, included in or incorporated by reference in this prospectus contain "forward-looking" statements. These forward-looking statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on the current beliefs of our management as well as assumptions made by, and information currently available to, management. Words such as "expect," "anticipate," "intend," "plan," "believe," "estimate," "project," "forecast," "will," "may," "potential," "should," and similar expressions identify forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and the documents we have incorporated by reference.

        Forward-looking statements appear in a number of places in this prospectus and the documents we incorporate by reference, including our 2012 Annual Report, and include statements with respect to, among other things:

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  market trends in the floating storage and regasification unit (or FSRU) and liquefied natural gas (or LNG) carrier industries, including charter rates, factors affecting supply and demand, and opportunities for the profitable operations of FSRUs and LNG carriers;

  •
  our and Golar LNG Limited's (or Golar) ability to retrofit vessels as FSRUs and the timing of the delivery and acceptance of any such retrofitted vessels by their respective charterers;

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  our ability to increase distributions and the amount of any such increase;

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  our ability to consummate the acquisition of the Golar Igloo on a timely basis or at all;

  •
  our ability to integrate and realize the expected benefits from acquisitions, including the acquisition of the LNG carrier Golar Maria, which we acquired from Golar in February 2013, and the FSRU, Golar Igloo, which we expect to acquire from Golar after the completion of this offering;

  •
  our anticipated growth strategies;

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  the effect of the worldwide economic slowdown;

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  turmoil in the global financial markets;

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  •
  fluctuations in currencies and interest rates;

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  general market conditions, including fluctuations in charter hire rates and vessel values;

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  changes in our operating expenses, including drydocking and insurance costs and bunker prices;

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  forecasts of our ability to make cash distributions on the units or any increases in our cash distributions;

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  our future financial condition or results of operations and our future revenues and expenses;

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  the repayment of debt and settling of interest rate swaps;

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  our ability to make additional borrowings and to access debt and equity markets;

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  planned capital expenditures and availability of capital resources to fund capital expenditures;

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  the exercise of purchase options by our charterers;

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  our ability to maintain long-term relationships with major LNG traders;

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  our ability to leverage Golar's relationships and reputation in the shipping industry;

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  our ability to purchase vessels from Golar in the future;

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  our continued ability to enter into long-term time charters, including charters for floating storage and regasification projects;

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  our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels no longer under long-term time charter;

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  timely purchases and deliveries of newbuilding vessels;

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  future purchase prices of newbuildings and secondhand vessels;

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  our ability to compete successfully for future chartering and newbuilding opportunities;

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  acceptance of a vessel by its charterer;

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  termination dates and extensions of charters;

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  the expected cost of, and our ability to comply with, governmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

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  availability of skilled labor, vessel crews and management;

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  our general and administrative expenses and our fees and expenses payable under the fleet management agreements and the management and administrative services agreement;

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  the anticipated taxation of our partnership and distributions to our unitholders;

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  estimated future maintenance and replacement capital expenditures;

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  our ability to retain key employees;

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  customers' increasing emphasis on environmental and safety concerns;

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  potential liability from any pending or future litigation;

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  potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

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  future sales of our securities in the public market;

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  our business strategy and other plans and objectives for future operations; and

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  other factors detailed in this prospectus and from time to time in our reports that we file with the SEC.

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        These and other forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed under "Risk Factors" in this prospectus, and those risks discussed in our 2012 Annual Report and in other reports we file with the SEC and that are incorporated in this prospectus by reference. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.

        We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

        We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

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SUMMARY

        The following summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference herein, and does not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein.

        References in this prospectus to "Golar LNG Partners LP," "Golar LNG Partners," "we," "our," "us" or similar terms refer to Golar LNG Partners LP or any one or more of its subsidiaries, or to all of such entities.

        References in this prospectus to "our general partner" refer to Golar GP LLC, the general partner of Golar LNG Partners LP. References in this prospectus to "Golar" or the "selling unitholder" refer, depending on the context, to Golar LNG Limited (NasdaqGS: GLNG) and to any one or more of its direct and indirect subsidiaries, including Golar Management Limited (or Golar Management). References in this prospectus to "Golar Wilhelmsen" refer to Golar Wilhelmsen AS, a company that is jointly controlled by Golar and Wilhelmsen Ship Management (Norway) AS.

 Overview

        We are a growth-oriented limited partnership that was formed by Golar to own and operate floating storage and regasification units (or FSRUs) and liquefied natural gas (or LNG) carriers under long-term charters, which we define as charters of five years or more. The vessels in our current fleet are chartered to a subsidiary of BG Group PLC (or BG Group), PT Pertamina (PERSERO) (or Pertamina), Petróleo Brasileiro S.A. (or Petrobras), Dubai Supply Authority (or DUSUP), PT Nusantara Regas (or Nusantara Regas) and Eni S.p.A. (or Eni) under long-term charters that, as of September 30, 2013, had an average remaining term of 6.9 years (including guaranteed extensions). We intend to leverage the relationships, expertise and reputation of Golar, a leading independent owner and operator of FSRUs and LNG carriers, to pursue potential growth opportunities and to attract and retain high quality, creditworthy customers. Golar owns our 2.0% general partner interest, all of our incentive distribution rights and a 49.9% limited partner interest in us prior to this offering. Golar intends to utilize us as its primary growth vehicle to pursue the acquisition of FSRUs and LNG carriers and the development of other LNG-midstream related projects that generate long-term, stable cash flow.

Our Current Fleet

        Our current fleet consists of:

  •
  the Golar Spirit, an FSRU retrofitted in 2007 from an LNG carrier built in 1981 that is currently operating under a time charter that expires in 2018 with Petrobras, the majority state-owned oil and gas company of Brazil;

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  the Golar Winter, an FSRU retrofitted in 2008 from an LNG carrier built in 2004 that is currently operating under a time charter that expires in 2024 with Petrobras;

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  the Golar Freeze, an FSRU retrofitted in 2010 from an LNG carrier built in 1977 that is currently operating under a time charter that expires in 2020 with DUSUP;

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  the NR Satu, an FSRU retrofitted in 2012 from an LNG carrier built in 1977 that is currently operating under a time charter that expires in 2022 with Nusantara Regas;

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  the Methane Princess, an LNG carrier built in 2003 that is currently operating under a time charter that expires in 2024 with Methane Services Limited (or Methane Services), a wholly owned subsidiary of BG Group;

  •
  the Golar Grand, an LNG carrier built in 2006 that is currently operating under a time charter that expires in 2015 with Methane Services;

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  the Golar Mazo, an LNG carrier built in 2000 that is currently operating under a time charter that expires in 2017 with Pertamina, the state-owned oil and gas company of Indonesia. We own a 60% interest in this vessel and Chinese Petroleum Corporation owns the remaining 40%; and

  •
  the Golar Maria, an LNG carrier built in 2006 that is currently operating under a time charter that expires in 2017 with Eni. We acquired the Golar Maria in February 2013.

Our Pending Vessel Acquisition

Overview of the Pending Acquisition

        We expect to purchase from Golar, following the closing of this offering, a 100% ownership interest in the subsidiary that will own and operate the Golar Igloo (or the Golar Igloo Acquisition) for an aggregate purchase price of $310.0 million. We expect the Golar Igloo Acquisition to close in March 2014 when she will commence service under the Golar Igloo Charter, subject to customary closing conditions.

        The Golar Igloo is an FSRU that is being built by Korean shipyard, Samsung Heavy Industries Co. Ltd., and is due to be delivered in December 2013. The Golar Igloo will have a carrying capacity of 170,000 cubic meters and a regasification capacity of 750 million standard cubic feet per day. In March 2014, the Golar Igloo will commence her service under a five-year time charter (or the Golar Igloo Charter) with Kuwait National Petroleum Company (or KNPC), supporting KNPC's LNG import operations at Mina Al Ahmadi in Kuwait. Under the Golar Igloo Charter, we will provide portside FSRU services to KNPC for nine months of each year. During the term of the Golar Igloo Charter, there will be a three-month window each year, from December until March, during which the Golar Igloo will not provide FSRU services to KNPC, permitting us to pursue spot carrier and other short-term business opportunities. Golar Wilhelmsen will manage the operation of the Golar Igloo pursuant to an existing ship management agreement. Please read "—Overview of the Golar Igloo Charter" for an overview of the charter.

        The Golar Igloo Acquisition and purchase price were approved by our board of directors and the conflicts committee of our board of directors (or the conflicts committee). The conflicts committee retained Global Hunter Securities LLC as its outside financial advisor to assist it in evaluating the Golar Igloo Acquisition and whether the purchase price offered by Golar for the Golar Igloo is fair and reasonable to us.

        We intend to use the net proceeds we receive in this offering and the related capital contribution to us by our general partner to fund a portion of the purchase price for the Golar Igloo Acquisition. The remainder of the purchase price will be financed by the assumption of outstanding indebtedness under the credit facility relating to the Golar Igloo (or the Golar Igloo Credit Facility) and the related interest rate swap arrangements. We estimate that outstanding indebtedness under the Golar Igloo Credit Facility will be approximately $161.6 million as of the closing of the Golar Igloo Acquisition. The Golar Igloo Credit Facility is secured by the Golar Igloo. The Golar Igloo Credit Facility is divided into three tranches: a term loan representing 40% of the Golar Igloo Credit Facility, as funded by a consortium of lenders of which 95% is guaranteed by a Korean Trade Insurance Corporation (or K-Sure) policy; a term loan, representing 40% of the Golar Igloo Credit Facility, as funded by the Export Import Bank of Korea (or KEXIM); and a commercial tranche, representing 20% of the Golar Igloo Credit Facility funded by a syndicate of banks. Repayments under both the K-Sure and KEXIM tranches are due semi-annually with a 12 year repayment profile. The commercial tranche is for a term of five years with a final balloon payment of $18.9 million in December 2018. In the event the commercial tranche is not refinanced prior to December 2018, KEXIM has an option to demand repayment of the balance outstanding under the KEXIM tranche. The Golar Igloo Credit Facility bears interest at LIBOR plus a margin of 2.49%. The related interest rate swap arrangements will fix the interest rate on a notional amount of $100 million of the debt under the Golar Igloo Credit Facility with maturity dates through to October 2019.

        The Golar Igloo Acquisition is subject to our obtaining the funds necessary to pay the purchase price. We expect the Golar Igloo Acquisition to close in March 2014 when the Golar Igloo will commence service under the Golar Igloo Charter, subject to customary closing conditions. The Golar Igloo Acquisition may close earlier than March in the event that Golar secures a short-term LNG carrier contract for the Golar Igloo for the period prior to the commencement of the Golar Igloo Charter. This offering is not conditioned on the closing of the Golar Igloo Acquisition. The Golar Igloo Acquisition may not close as anticipated or it may close with adjusted terms. Please read "Risk Factors" for further information.

        We estimate that the Golar Igloo Acquisition will generate annual contracted revenues, net of voyage, commission and operating expenses, of $32.0 million to $34.0 million. However, we may not realize these levels of estimated annual revenues from the acquisition of the Golar Igloo. Our estimates of annual contracted revenues, net of voyage, commission and operating expenses, from the Golar Igloo do not include any revenues that the Golar Igloo may earn during the Regasification Off-Season, as described below.

        As a result of this acquisition, our management intends to recommend to our board of directors an increase in our quarterly cash distribution of between $0.0225 and $0.0275 (or an annualized increase of between $0.09 and $0.11), which would become effective for the quarter ending June 30, 2014. Any such increase would be conditioned upon, among other things, the closing of the Golar Igloo Acquisition, the approval of such increase by our board of directors and the absence of any material adverse developments or potentially attractive opportunities that would make such an increase inadvisable.

Overview of the Golar Igloo Charter

        In March 2014, the Golar Igloo will commence her service to KNPC under the Golar Igloo Charter. Pursuant to the Golar Igloo Charter, the Golar Igloo will provide floating storage and regasification services to KNPC for a nine-month period each year (or the Regasification Season) until the termination of the charter. The Regasification Season will commence, at KNPC's election, between March 1 and March 31 of each year (or the Start Date) and will end nine months later (or the End Date). During the period between the End Date with respect to one Regasification Season and the Start Date of the next succeeding Regasification Season (or the Regasification Off-Season), we may charter the Golar Igloo to other customers under short-term charters.

        Hire under the charter is payable monthly, in arrears in U.S. Dollars. However, prior to the commencement of each Regasification Season, we will receive an advance payment of $2 million from KNPC. A portion of the advance payment will be deducted from the monthly invoices over the course of each Regasification Season. The charter rate is fixed for the entire term of the Golar Igloo Charter, however, the hire payable under the charter will be reduced in the event the Golar Igloo does not meet certain performance metrics.

        Under the Golar Igloo Charter, we are responsible for FSRU operating expenses, which include crewing, repairs and maintenance, insurance, stores, lube oils and communication expenses, as well as periodic drydocking costs. We are also directly responsible for providing all of these items and services. During the Regasification Season, KNPC will generally pay the voyage expenses, which include all expenses relating to particular voyages, including any bunker fuel expenses, LNG boil-off, port fees, cargo loading and unloading expenses, canal tolls, agency fees and commissions. The charterer is responsible for providing, maintaining, repairing and operating certain facilities at the unloading port such as sufficient mooring infrastructure for LNG ships to be berthed alongside and a high pressure send-out pipeline. We will be responsible for all costs when the vessel is off-hire. In addition, we will be responsible for all the costs of the Golar Igloo during any Regasification Off-Season during which it is not employed under a short-term time charter with another charterer.

        During the Regasification Season, the Golar Igloo generally will be deemed off-hire if there is a specified time it is unavailable for use by the customer as a result of, among other things, operational deficiencies, drydocking for repairs, maintenance or inspection, equipment breakdowns, special surveys and vessel upgrades, delays due to accidents, crewing strikes, certain vessel detentions or similar problems, or our failure to maintain the vessel in compliance with its specifications and contractual standards or to provide the required crew.

        There are certain conditions under which our charter arrangement with KNPC could terminate prior to its expiration date. The Golar Igloo Charter will terminate automatically upon the loss of the Golar Igloo. In addition, the vessel owner is generally entitled to suspend performance (but with the continuing accrual to the vessel owner's benefit of hire payments and default interest) and/or terminate the charter if the charterer defaults in its payment obligations. Either party may also terminate the charter for force majeure after a continuous and specified period or in the event that war or hostilities materially and adversely affect the trading of the applicable vessel. Additionally, either party may elect to terminate the charter upon the occurrence of specified events of default. KNPC will have the right to terminate the charter in the event of prolonged requisition by any governmental authority or for continuing off-hire reasons.

Recent Developments

        On November 14, 2013, the Partnership paid a quarterly cash distribution of $0.5225 per unit ($31.1 million in the aggregate) for the three months ended September 30, 2013.

Our Relationship with Golar and the Fredriksen Group

        One of our principal strengths is our relationship with Golar and the Fredriksen Group of companies. Our relationship with Golar gives us access to Golar's long-standing relationships with major energy companies and shipbuilders. We have access to Golar's customer relationships and its technical, commercial and management expertise, which we believe makes us more competitive when seeking additional customers. In addition, trusts established by John Fredriksen, Golar's Chairman, for the benefit of his immediate family, indirectly control investment companies that are the main shareholders of a number of other large publicly traded companies involved in various sectors of the shipping industry, including Frontline Limited, Ship Finance International Limited, Golden Ocean Group Limited and Seadrill Limited. We refer to these companies collectively as the Fredriksen Group. We believe there are opportunities for operational, customer and shipyard based synergies due to our broader relationship with the Fredriksen Group. We can provide no assurance, however, that we will realize any benefits from our relationship with the Fredriksen Group. Furthermore, the Fredriksen Group is not prohibited from competing with us.

Competitive Strengths

        We believe that our future prospects for success are enhanced by the following aspects of our business:

  •
  Secure and stable cash flows from long-term contracts with leading energy companies.  All eight of the vessels in our current fleet operate under long-term charters with creditworthy counterparties (Pertamina, BG Group, Petrobras, DUSUP, Nusantara Regas and Eni). As of September 30, 2013, these charters had an average remaining duration of approximately 6.9 years (including guaranteed extensions), no direct exposure to commodity prices and limited exposure to foreign currency exchange rates. Similarly, the Golar Igloo Charter has an initial term of five years and no exposure to foreign currency exchange rates.

  •
  Leadership position in the FSRU market.  We believe that Golar's FSRU operational experience, its experience in retrofitting the world's first four LNG carriers into FSRUs and its contracted FSRU newbuild on order provide us with a competitive advantage in securing future FSRU opportunities over new entrants to the FSRU market. For example, Golar secured both the Golar Igloo Charter and a ten-year FSRU time charter for the Golar Eskimo with the Hashemite Kingdom of Jordan in 2013. Golar is one of only four companies in the world that have owned and operated FSRUs and remains the only company to date to have retrofitted LNG carriers into FSRUs.

  •
  High quality operator.  Major energy companies have developed increasingly stringent operational and financial pre-qualification standards that FSRU and LNG vessel operators must meet prior to bidding on nearly all significant regasification and LNG transportation contracts. We have continually met and surpassed these standards and we believe that this increases our ability to compete effectively for new charters relative to less qualified or experienced operators.

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  Strong relationship with Golar that enhances opportunities for future business.  Golar has a strong reputation in the LNG industry, and we expect to benefit from our relationship with Golar in connection with vessel acquisition opportunities and in developing and maintaining relationships with participants in the LNG industry.

  •
  Relationship with the Fredriksen Group.  We believe there are opportunities for meaningful operational and relationship-based synergies with members of the Fredriksen Group. For example, there are technical similarities between the floating production storage and offloading (or FPSO) systems developed by Frontline Limited, a Fredriksen Group company, and the FSRU system developed by Golar, which enabled Golar to utilize a common pool of engineering talent. Furthermore, Golar has benefited in its dealings with shipbuilders and customers due to its affiliation with the Fredriksen Group.

  •
  Financial flexibility to pursue growth opportunities.  We believe that our ability to obtain bank financing, issue public debt and issue additional partnership units provides us with financial flexibility to pursue acquisition and expansion opportunities.

Business Strategies

        Our primary business objective is to increase quarterly distributions per unit over time by executing the following strategies:

  •
  Pursue strategic and accretive acquisitions of FSRUs and LNG carriers.  We believe our affiliation with Golar allows us to pursue a broader array of growth opportunities, including strategic and accretive acquisitions from or with Golar or from third parties.

  •
  Compete for long-term charter contracts for FSRUs and LNG carriers when attractive opportunities arise. We intend to participate in competitive tender processes and engage in negotiated transactions with potential charterers for both FSRUs and LNG carriers when attractive opportunities arise by leveraging the strength of the industry expertise of Golar and the Fredriksen Group, as well as our publicly traded partnership status.

  •
  Manage our fleet and our customer relationships to provide a stable base of cash flows and superior operating performance. We intend to manage the stability of cash flows in our fleet by actively seeking the extension or renewal of existing charters, entering into new long-term charters with current customers and identifying potential business opportunities with new high-quality charterers.

 Principal Executive Offices

        We are a limited partnership organized under the laws of the Republic of The Marshall Islands. Our registered and principal executive offices are located at Par-la-Ville Place, 14 Par-la-Ville Road, Hamilton, HM 08, Bermuda, and our phone number is +1 (441) 295-4705. We are registered in Bermuda as an "overseas partnership" pursuant to the Bermuda Overseas Partnership Act. The purpose of this registration is to permit the partnership to maintain its principal office in, and to be administered from, Bermuda.

The Offering

Common units offered to the public by us	5,100,000 common units.
Common units offered by the selling unitholder	3,400,000 common units.
Common units outstanding after this offering	45,663,096 common units and 15,949,831 subordinated units.
Use of proceeds
We intend to use the net proceeds we receive in this offering and the related capital contribution to us by our general partner to fund a portion of the purchase price for the Golar Igloo Acquisition. If the Golar Igloo Acquisition does not close, we will use the net proceeds from this offering and the related capital contribution to us by our general partner for general partnership purposes.

We will not receive any proceeds from the sale of the common units being sold by the selling unitholder. The selling unitholder intends to use the proceeds it receives in this offering to create liquidity which potentially can be used to develop its floating LNG production business.
See "Use of Proceeds."

RISK FACTORS

        Before investing in our common units, you should carefully consider all of the information included in or incorporated by reference into this prospectus. Although many of our business risks are comparable to those of a corporation engaged in a similar business, limited partner interests are inherently different from the capital stock of a corporation. When evaluating an investment in our common units, you should carefully consider the discussion set forth below as well as the risk factors beginning on page 4 of our 2012 Annual Report and any risks detailed in the other reports that we file with the SEC that are incorporated by reference into this prospectus. If any of these risks were to occur, our business, financial condition or operating results could be materially adversely affected. In that case, our ability to pay distributions on our common units may be reduced, the trading price of our common units could decline and you could lose all or part of your investment.

The pending Golar Igloo Acquisition may not close as anticipated or it may close with adjusted terms.

        We expect the Golar Igloo Acquisition to close in March 2014, when the Golar Igloo commences service under the Golar Igloo Charter, subject to customary closing conditions. If these conditions are not satisfied or waived, we will not complete the Golar Igloo Acquisition. Certain of the conditions that remain to be satisfied include, but are not limited to:

  •
  the delivery of the Golar Igloo from the shipyard prior to commencement of the Golar Igloo Charter, which may be delayed as a result of, among other things, unforeseen quality or engineering problems, work stoppages or other labor disturbances at the shipyard, bankruptcy of or other financial crisis involving the shipyard, weather interference, unanticipated cost increases, delays in receipt of necessary equipment, and political, social or economic disturbances;

  •
  the continued accuracy of the representations and warranties contained in the purchase agreement;

  •
  the performance by each party of its obligations under the purchase agreement;

  •
  the absence of any decree, order, injunction, ruling or judgment that prohibits, or other proceedings that seek to prohibit, the Golar Igloo Acquisition or makes the Golar Igloo Acquisition unlawful; and

  •
  the execution of certain agreements related to the consummation of the Golar Igloo Acquisition.

        We cannot assure you that the pending Golar Igloo Acquisition will close in March 2014, or at all, or close without material adjustment. In addition, the closing of this common units offering is not conditioned on the closing of the Golar Igloo Acquisition. Accordingly, if you decide to purchase common units in this offering, you should be willing to do so whether or not we complete the Golar Igloo Acquisition.

We may be unable to realize expected benefits from the Golar Igloo Acquisition.

        Similar to any acquisition of any vessel, the Golar Igloo Acquisition may not result in anticipated profitability or generate cash flow sufficient to justify our investment. In addition, our acquisition exposes us to risks that may harm our business, financial condition and operating results. In particular, the Golar Igloo Acquisition includes risks that we may:

  •
  fail to realize anticipated benefits, such as increased cash flows;

  •
  fail to obtain the benefits of the Golar Igloo Charter if the charterer exercises certain rights to terminate the charter upon the occurrence of specified events of default of our contractual obligations, including prolonged periods of off-hire;

  •
  fail to obtain the benefits of the Golar Igloo Charter if the charterer fails to make charter payments because of its financial inability, disagreements with us or otherwise;

  •
  fail to procure short-term time charters for the Golar Igloo during the Regasification Off-Season when it is not operating under the Golar Igloo Charter;

  •
  incur or assume unanticipated liabilities, losses or costs;

  •
  be required to pay damages to KNPC or suffer a reduction in charter hire in the event that the Golar Igloo fails to perform to certain specifications (which damages are subject to a $30.0 million aggregate liability cap during the term of the Golar Igloo Charter); or

  •
  incur other significant charges, such as asset devaluation or restructuring charges.

U.S. tax authorities could treat us as a "passive foreign investment company," which would have adverse U.S. federal income tax consequences to U.S. unitholders.

        A non-U.S. entity treated as a corporation for U.S. federal income tax purposes will be treated as a "passive foreign investment company" (or PFIC) for U.S. federal income tax purposes if at least 75.0% of its gross income for any taxable year consists of "passive income" or at least 50.0% of the average value of its assets produce, or are held for the production of, "passive income." For purposes of these tests, "passive income" includes dividends, interest, gains from the sale or exchange of investment property, and rents and royalties other than rents and royalties that are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute "passive income." U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC, and the gain, if any, they derive from the sale or other disposition of their interests in the PFIC.

        Based on our current and projected method of operation, and an opinion of our U.S. counsel, Vinson & Elkins L.L.P., we believe that we were not a PFIC for any taxable year, and we expect that we will not be treated as a PFIC for our 2013 or any future taxable year. We have received an opinion of our U.S. counsel in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our U.S. counsel that we expect that more than 25.0% of our gross income for each taxable year arose or will arise, from such time charters or other income our U.S. counsel has opined does not constitute passive income, and more than 50% of the average value of our assets for each such year was or will be held for the production of such nonpassive income. Assuming the composition of our income and assets is consistent with these expectations, and assuming the accuracy of other representations we have made to our U.S. counsel for purposes of their opinion, our U.S. counsel is of the opinion that we should not be a PFIC for our 2011 or 2012 taxable years, and assuming the composition of our income and assets is consistent with these expectations for our current and future years, we should not be a PFIC for our current or any future year. This opinion is based and its accuracy is conditioned on certain representations, valuations and projections provided by us regarding our assets, income and charters to our U.S. counsel. While we believe these representations, valuations and projections to be accurate, the shipping market is volatile and no assurance can be given that they will continue to be accurate at any time in the future.

        Moreover, there are legal uncertainties involved in determining whether the income derived from time-chartering activities constitutes rental income or income derived from the performance of services. In Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), the Fifth Circuit held that income derived from certain time-chartering activities should be treated as rental income rather than services income for purposes of a provision of the United States Internal Revenue Code of 1986 (or the Code)

relating to foreign sales corporations. In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of this case were extended to the PFIC context, the gross income we derive or are deemed to derive from our timechartering activities may be treated as rental income, and we would likely be treated as a PFIC. In published guidance, the Internal Revenue Service (or IRS) stated that it disagreed with the holding in Tidewater, and specified that time charters similar to those at issue in the case should be treated as service contracts. We have not sought, and we do not expect to seek, an IRS ruling on the treatment of income generated from our time-chartering operations, and the opinion of our counsel is not binding on the IRS or any court. As a result, the IRS or a court could disagree with our position. No assurance can be given that this result will not occur. In addition, although we intend to conduct our affairs in a manner to avoid, to the extent possible, being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future or that we will not be a PFIC in the future. If the IRS were to find that we are or have been a PFIC for any taxable year (and regardless of whether we remain a PFIC for any subsequent taxable year), our U.S. unitholders would face adverse U.S. federal income tax consequences. Please read "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—PFIC Status and Significant Tax Consequences" for a more detailed discussion of the U.S. federal income tax consequences to U.S. unitholders if we are treated as a PFIC.

We may have to pay tax on U.S. source income, which would reduce our cash flow.

        Under the Code, 50.0% of the gross shipping income of a vessel owning or chartering corporation, such as ourselves, that is attributable to transportation that either begins or ends, but that does not both begin and end, in the United States is characterized as U.S. source gross shipping income. U.S. source gross shipping income generally is subject to a 4.0% U.S. federal income tax without allowance for deduction unless the corporation qualifies for exemption from tax under Section 883 of the Code and the regulations promulgated thereunder.

        We expect that we and each of our subsidiaries engaged in transportation will qualify for the Section 883 tax exemption for the foreseeable future, and we expect to take this position for U.S. federal income tax return reporting purposes. However, there are factual circumstances, including some that may be beyond our control, that could cause us to lose the benefit of this tax exemption. In addition, our position that we qualify for this exemption is based upon legal authorities that do not expressly contemplate an organizational structure such as ours; specifically, although we have elected to be treated as a corporation for U.S. federal income tax purposes, we are organized as a limited partnership under Marshall Islands law. Therefore, we can give no assurance that the IRS will not take a different position regarding our qualification, or the qualification of any of our subsidiaries, for the Section 883 tax exemption.

        If we or our subsidiaries are not entitled to this exemption under Section 883 for any taxable year, we or our subsidiaries generally would be subject to a 4.0% U.S. federal gross income tax on our U.S. source gross shipping income for such year. Our failure to qualify for the exemption under Section 883 could have a negative effect on our business and would result in decreased earnings available for distribution to our unitholders. The vessels in our fleet do not currently engage, and we do not expect that they will in the future engage, in transportation that begins and ends in the United States, and we do not currently anticipate providing any regasification or storage services within the territorial seas of the United States. If, notwithstanding this expectation, our subsidiaries earn income in the future from regasification or storage services or transportation that begins and ends in the United States, that income would not be exempt from U.S. federal income tax under Section 883 of the Code and would be subject to a 35% net income tax in the United States. Please read "Taxation of the Partnership—The Section 883 Exemption" for a more detailed discussion of the rules relating to qualification for the exemption under Section 883 and the consequences of failing to qualify for such an exemption.

USE OF PROCEEDS

        We expect to receive net proceeds of approximately $147.7 million from the sale of 5,100,000 common units offered by us pursuant to this prospectus supplement, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We will also receive approximately $3.0 million of proceeds from the capital contribution to us by our general partner to maintain its 2% general partner interest in us. We will not receive any proceeds from the sale of the common units being sold by the selling unitholder. The selling unitholder intends to use the proceeds it receives in this offering to create liquidity which potentially can be used to develop its floating LNG production business.

        We intend to use the net proceeds we receive from this offering and the related capital contribution to us by our general partner to fund a portion of the purchase price for the Golar Igloo Acquisition.

        If the Golar Igloo Acquisition does not close, we will use the net proceeds received by us in this offering and the related capital contribution to us by our general partner for general partnership purposes.

 CAPITALIZATION

        The following table sets forth our cash, cash equivalents, restricted cash and short-term investments and capitalization as of September 30, 2013:

  •
  on a historical basis; and

  •
  on an as adjusted basis to give effect to the net proceeds of approximately $147.7 million from our sale of 5,100,000 common units offered hereby, after deducting estimated offering expenses payable by us, and the related $3.0 million capital contribution by our general partner to maintain its 2% general partner interest in us; and

  •
  on an as further adjusted basis to give effect to the application of the net proceeds from our offering of common units and the related contribution by our general partner to fund a portion of the purchase price of the Golar Igloo Acquisition, as described in "Use of Proceeds," and the Golar Igloo Acquisition. If the Golar Igloo Acquisition does not close, we will use the net proceeds we receive in this offering and the related capital contribution to us by our general partner for general partnership purposes.

        The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements, including accompanying notes, incorporated by reference in this prospectus. You should also read this table in conjunction with the section entitled "Operating and Financial Review and Prospects" and our consolidated and combined financial statements and the related notes thereto from our 2012 Annual Report and from our Report on Form 6-K for the nine months ended September 30, 2013, each of which is incorporated by reference herein.

	As of September 30, 2013
	(Dollars in thousands)
	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents(1)	$49,832	$200,521	$52,121
Restricted cash and short-term investments(2)	169,388	169,388	169,388

Total cash, cash equivalents, restricted cash and short-term investments	$219,220	$369,909	$221,509

Debt:
Short-term debt due to related parties	$20,000	$20,000	$20,000
Long-term debt, including current portion(3)	947,389	947,389	$1,108,989
Long-term debt due to related parties	33,254	33,254	33,254
Obligations under capital leases, including current portion	155,395	155,395	155,395

Total debt	$1,156,038	$1,156,038	$1,317,638

Equity:
Total partners' capital(4)	$334,946	$485,635	$485,635
Accumulated other comprehensive income (loss)	(3,214)	(3,214)	(3,214)
Non-controlling interest	73,532	73,532	73,532

Total equity	405,264	555,953	555,953

Total capitalization	$1,561,302	$1,711,991	$1,873,591

(1)
Cash and cash equivalents in the "As Adjusted" and "As Further Adjusted" columns give effect to the receipt of net proceeds from our sale of 5,100,000 common units in this offering and the capital contribution of approximately $3.0 million from our general partner. The "As Further Adjusted" column gives effect to net cash consideration to be paid by us for the Golar Igloo Acquisition.

(2)
Restricted cash and short-term investments includes restricted cash deposits that are maintained in connection with the Methane Princess lease that, together with interest earned on the deposits, are used solely to pay lease rentals due on the lease obligations. In addition, restricted cash includes a balance of $10.0 million that relates to the NR Satu loan facility and a balance of $8.9 million that relates to the Golar Freeze loan facility, representing interest and principal payments required to be held by a trust company or on deposit for defined future periods.

(3)
Long term debt in the "As Further Adjusted" column gives effect to the estimated fair value of the secured debt obligations relating to the Golar Igloo that is expected to be assumed as part of the Golar Igloo Acquisition. The estimated fair value is based upon the assumption that the principal amount drawn down upon delivery of the Golar Igloo from the yard in December 2013 will be $161.6 million and that there will be no material difference between the amount drawn down and the fair value of the debt upon closing of the Golar Igloo Acquisition.

(4)
Total Partners' capital in the "As Adjusted" column includes the effect of the receipt of the net proceeds from this offering and the related capital contribution of approximately $3.0 million from our general partner.

 SELLING UNITHOLDER

        The following table sets forth information relating to the selling unitholder as of December 4, 2013 based on information supplied to us by the selling unitholder on or prior to that date. We have not sought to verify such information.

Selling Unitholder	Common Units Owned Prior to Offering(1)	Common Units to Be Offered	Common Units Owned Following Offering(1)	Percentage of Outstanding Common Units After the Offering(2)(3)
Golar LNG Limited(4)	12,238,096	3,400,000	8,838,096	19.4%

(1)
Does not include 15,949,831 subordinated units, which are convertible into common units.

(2)
In addition to the sale of common units by the selling unitholder, gives effect to the issuance and sale of the 5,100,000 common units we are offering by means of this prospectus supplement.

(3)
Based on 40,563,096 common units outstanding as of December 4, 2013.

(4)
World Shipholding Ltd., the company that is the main shareholder of Golar, is indirectly controlled by trusts established by John Fredriksen, Chairman of the Board of Directors of Golar, for the benefit of his immediate family. Amounts exclude the 2.0% general partner interest held by our general partner, a wholly owned subsidiary of Golar. The address of World Shipholding Ltd.'s principal place of business is P.O. Box 53562, CY3399 Limassol, Cyprus.

        The selling unitholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 (the "Securities Act"). If the selling unitholder is deemed to be an underwriter, the selling unitholder may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. In addition, in making offers and sales pursuant to this prospectus, the selling unitholder may be deemed to be making such offers and sales directly on behalf of us.

 PRICE RANGE OF COMMON UNITS AND DISTRIBUTIONS

        Our common units were first offered on the Nasdaq Global Market on April 8, 2011 at an initial price of $22.50 per unit. Our common units are traded on the Nasdaq Global Market under the symbol "GMLP."

        The following table sets forth, for the periods indicated, the high and low sale prices for our common units, as reported on the Nasdaq Global Market, and quarterly cash distributions declared per common unit. The last reported sale price of our common units on the Nasdaq Global Market on December 5, 2013 was $30.94 per unit.

	High	Low	Cash Distributions per Unit(1)
Year Ended:
December 31, 2011(2)	$30.91	$22.41
December 31, 2012	39.05	25.52
Quarter Ended:
June 30, 2011(3)	28.83	23.50	$0.3324	(4)
September 30, 2011	29.74	22.41	0.40
December 31, 2011	30.91	23.02	0.43
March 31, 2012	39.05	30.23	0.43
June 30, 2012	37.86	28.01	0.44
September 30, 2012	35.00	26.43	0.475
December 31, 2012	33.02	25.52	0.50
March, 31, 2013	33.07	28.90	0.515
June 30, 2013	36.00	30.53	0.515
September 30, 2013	34.62	31.08	0.5225
December 31, 2013(5)	33.22	29.86	N/A
Month Ended:
June 30, 2013	34.59	31.59
July 31, 2013	34.78	31.71
August 31, 2013	33.15	30.75
September 30, 2013	34.62	31.26
October 31, 2013	33.22	30.80
November, 30, 2013	32.23	29.86
December 31, 2013(6)	31.97	30.75

(1)
Represents cash distributions attributable to the quarter.

(2)
For the period from April 8, 2011 through December 31, 2011.

(3)
For the period from April 8, 2011 through June 30, 2011.

(4)
For the period from April 13, 2011 to June 30, 2011, we paid unitholders a distribution of $0.3324 per common and subordinated unit, which distribution was the prorated portion of the minimum quarterly distribution of $0.3850 per common unit.

(5)
For the period from October 1, 2013 through December 5, 2013.

(6)
For the period from December 1, 2013 through December 5, 2013.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material U.S. federal income tax considerations that may be relevant to prospective unitholders and, unless otherwise noted in the following discussion, is the opinion of Vinson & Elkins L.L.P., our U.S. counsel, insofar as it contains legal conclusions with respect to matters of U.S. federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.

        This discussion is based upon provisions of the Code, Treasury Regulations, and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "we," "our" or "us" are references to Golar LNG Partners LP.

        The following discussion applies only to beneficial owners of common units that own the common units as "capital assets" within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts or former citizens or long-term residents of the United States), persons who will hold the units as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, or persons that have a functional currency other than the U.S. dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds our common units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of our common units.

        No ruling has been or will be requested from the IRS regarding any matter affecting us or our unitholders. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court.

        This discussion does not contain information regarding any U.S. state or local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of common units. This discussion does not comment on all aspects of U.S. federal income taxation that may be important to particular unitholders in light of their individual circumstances, and each prospective unitholder is urged to consult its own tax advisor regarding the U.S. federal, state, local and other tax consequences of the ownership or disposition of common units.

Election to be Treated as a Corporation

        We have elected to be treated as a corporation for U.S. federal income tax purposes. As a result, U.S. Holders (as defined below) will not be directly subject to U.S. federal income tax on our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of units as described below.

U.S. Federal Income Taxation of U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of our common units that owns (actually or constructively) less than 10.0% of our equity and that is:

  •
  an individual U.S. citizen or resident (as determined for U.S. federal income tax purposes),

  •
  a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or any of its political subdivisions,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

  Distributions

        Subject to the discussion below of the rules applicable to PFICs, any distributions to a U.S. Holder made by us with respect to our common units generally will constitute dividends to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in its common units and, thereafter, as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions they receive from us because we are not a U.S. corporation. Dividends received with respect to our common units generally will be treated as "passive category income" for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.

        Dividends received with respect to our common units by a U.S. Holder that is an individual, trust or estate (or a U.S. Individual Holder) generally will be treated as "qualified dividend income," which is taxable to such U.S. Individual Holder at preferential tax rates provided that: (i) our common units are readily tradable on an established securities market in the United States (such as The Nasdaq Global Market on which our common units are traded); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under "—U.S. Federal Income Taxation of U.S. Holders—PFIC Status and Significant Tax Consequences"); (iii) the U.S. Individual Holder has owned the common units for more than 60 days during the 121-day period beginning 60 days before the date on which the common units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such common units); and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on our common units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our common units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder.

        Special rules may apply to any amounts received in respect of our common units that are treated as "extraordinary dividends." In general, an extraordinary dividend is a dividend with respect to a common unit that is equal to or in excess of 10.0% of a unitholder's adjusted tax basis (or fair market value upon the unitholder's election) in such common unit. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20.0% of a unitholder's adjusted tax basis (or fair market value). If we pay an "extraordinary dividend" on our common units that is treated as "qualified dividend income," then any loss recognized by a U.S. Individual Holder from the sale or exchange of such common units will be treated as long-term capital loss to the extent of the amount of such dividend.

  Sale, Exchange or Other Disposition of Common Units

        Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder's adjusted tax basis in such units. The U.S. Holder's initial tax basis in its units generally will be the U.S. Holder's purchase price for the units and that tax basis will be reduced (but not below zero) by the amount of any distributions on the units that are treated as non-taxable returns of capital (as discussed above under "—U.S. Federal Income Taxation of U.S. Holders—Distributions"). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder's holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder's ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes.

  Medicare Tax on Net Investment Income

        In addition to U.S. federal income tax imposed on dividends received from us, a 3.8% Medicare tax on certain net investment income, including dividends, earned by a U.S. Individual Holder applies for taxable years beginning after December 31, 2012. For individuals, the additional Medicare tax applies to the lesser of (i) "net investment income" or (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals the taxpayer's gross investment income reduced by deductions that are allocable to such income. Unitholders should consult their tax advisors regarding the implications of the additional Medicare tax resulting from their ownership and disposition of our common units.

  PFIC Status and Significant Tax Consequences

        Adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder held our units, either:

  •
  at least 75.0% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains from the sale or exchange of investment property, and rents derived other than in the active conduct of a rental business); or

  •
  at least 50.0% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

        Income earned, or treated as earned (for U.S. federal income tax purposes), by us in connection with the performance of services would not constitute passive income. By contrast, rental income generally would constitute "passive income" unless we were treated as deriving that rental income in the active conduct of a trade or business under the applicable rules.

        Based on our current and projected methods of operation, and an opinion of counsel, we do not believe that we were a PFIC for any taxable year, and we expect that we will not be a PFIC for our 2013 or any future taxable year. We have received an opinion of our U.S. counsel, Vinson & Elkins L.L.P., in support of this position that concludes that the income our subsidiaries earn from certain of our present time-chartering activities should not constitute passive income for purposes of determining whether we are a PFIC. In addition, we have represented to our U.S. counsel that more than 25.0% of our gross income for our 2011 and 2012 taxable years arose, and we expect that more than 25.0% of our gross income for our current and each future taxable year will arise from such time charters or other income our U.S. counsel has opined does not constitute passive income, and more than 50.0% of the average value of our assets for each such year was or will be held for the production of such nonpassive income. Assuming the accuracy of other representations we have made to our U.S. counsel for purposes of their opinion, our U.S. counsel is of the opinion that we should not be a PFIC for our 2011 or 2012 taxable years, and assuming the composition of our income and assets is consistent with these expectations for our current and future years, we should not be a PFIC for, our current and any future year.

        Our counsel has indicated to us that the conclusions described above are not free from doubt. While there is legal authority supporting our conclusions, including IRS pronouncements concerning the characterization of income derived from time charters as services income, the United States Court of Appeals for the Fifth Circuit (or the Fifth Circuit) held in Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009) that income derived from certain marine time charter agreements should be treated as rental income rather than services income for purposes of a "foreign sales corporation" provision of the Code. In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of this case were extended to the PFIC context, the gross income we derive or are deemed to derive from our time-chartering activities may be treated as rental income, and we would likely be treated as a PFIC. The IRS has announced its nonacquiescence with the court's holding in the Tidewater case and, at the same time, announced the position of the IRS that the marine time charter agreements at issue in that case should be treated as service contracts.

        Distinguishing between arrangements treated as generating rental income and those treated as generating services income involves weighing and balancing competing factual considerations, and there is no legal authority under the PFIC rules addressing our specific method of operation. Conclusions in this area therefore remain matters of interpretation. We are not seeking a ruling from the IRS on the treatment of income generated from our time-chartering operations, and the opinion of our counsel is not binding on the IRS or any court. Thus, while we have received an opinion of counsel in support of our position, it is possible that the IRS or a court could disagree with this position and the opinion of our counsel. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure unitholders that the nature of our operations will not change in the future and that we will not become a PFIC in any future taxable year.

        As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a "Qualified Electing Fund," which we refer to as a "QEF election." As an alternative to making a QEF election, a U.S. Holder should be able to make a "mark-to-market" election with respect to our common units, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of such PFIC subsidiaries. In addition, if a U.S. Holder owns our common units during any taxable year that we are a PFIC, such holder must file an annual report with the IRS.

  Taxation of U.S. Holders Making a Timely QEF Election

        If a U.S. Holder makes a timely QEF election (or an Electing Holder), then, for U.S. federal income tax purposes, that holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder's adjusted tax basis in the common units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder's adjusted tax basis in common units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its U.S. federal income tax return. If contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above.

  Taxation of U.S. Holders Making a "Mark-to-Market" Election

        If we were to be treated as a PFIC for any taxable year and, as we anticipate, our units were treated as "marketable stock," then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a "mark-to-market" election with respect to our common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder's common units at the end of the taxable year over the holder's adjusted tax basis in the common units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder's tax basis in its common units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder's indirect interest in any of our subsidiaries that were determined to be PFICs.

  Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

        If we were to be treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a "mark-to-market" election for that year (or a Non-Electing Holder) would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year in excess of 125.0% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the common units), and (2) any gain realized on the sale, exchange or other disposition of the units. Under these special rules:

  •
  the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for the common units;

  •
  the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

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  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

        These penalties would not apply to a qualified pension, profit sharing or other retirement trust or other tax-exempt organization that did not borrow money or otherwise utilize leverage in connection with its acquisition of our common units. If we were treated as a PFIC for any taxable year and a

Non-Electing Holder who is an individual dies while owning our common units, such holder's successor generally would not receive a step-up in tax basis with respect to such units.

U.S. Federal Income Taxation of Non-U.S. Holders

        A beneficial owner of our common units (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to as a Non-U.S. Holder. If you are a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of our common units.

  Distributions

        Distributions we pay to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder's U.S. trade or business. However, distributions paid to a Non-U.S. Holder that is engaged in a U.S. trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder.

  Disposition of Units

        In general, a Non-U.S. Holder is not subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of our common units provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the event the gain from the disposition of units is effectively connected with the conduct of such U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common units if they are present in the United States for 183 days or more during the taxable year in which those units are disposed and meet certain other requirements.

Backup Withholding and Information Reporting

        In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:

  •
  fails to provide an accurate taxpayer identification number;

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  is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

        Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

        Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.

        In addition, individual citizens or residents of the United States holding certain "foreign financial assets" (which generally includes stock and other securities issued by a foreign person unless held in account maintained by a financial institution) with an aggregate value in excess of $50,000 are required to report information relating to such assets. Significant penalties may apply for failure to satisfy the reporting obligations described above. Unitholders should consult their tax advisors regarding their reporting obligations, if any, result of their purchase, ownership or disposition of our units.

Taxation of the Partnership

  United States Taxation

        The following is a discussion of the material U.S. federal income tax considerations applicable to us and is the opinion of Vinson & Elkins L.L.P., our U.S. counsel, insofar as it contains legal conclusions, based upon the application of U.S. federal income tax law to our particular factual circumstances. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein. This discussion is based upon provisions of the Code as in effect on the date of this prospectus supplement, existing final and temporary regulations thereunder (or Treasury Regulations), and current administrative rulings and court decisions, all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Statements contained herein that "we believe," "we expect" or similar phrases are not legal conclusions or opinions of counsel. The following discussion is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations applicable to us.

        Election to be Treated as a Corporation.    We have elected to be treated as a corporation for U.S. federal income tax purposes. As such, we are subject to U.S. federal income tax on our income to the extent it is from U.S. sources or is otherwise effectively connected with the conduct of a trade or business in the Unites States as discussed below.

        Taxation of Operating Income.    Substantially all of our gross income is attributable to the transportation, regasification and storage of LNG, and we expect that substantially all of our gross income will continue to be attributable to the transportation, regasification and storage of LNG. Gross income generated from regasification and storage of LNG outside of the United States generally is not subject to U.S. federal income tax, and gross income generated from such activities in the United States generally is subject to U.S. federal income tax. Gross income that is attributable to transportation that either begins or ends, but that does not both begin and end, in the United States (or U.S. Source International Transportation Income) is considered to be 50.0% derived from sources within the United States and may be subject to U.S. federal income tax as described below. Gross income attributable to transportation that both begins and ends in the United States (or U.S. Source Domestic Transportation Income) is considered to be 100.0% derived from sources within the United States and generally is subject to U.S. federal income tax. Gross income attributable to transportation exclusively between non-U.S. destinations is considered to be 100.0% derived from sources outside the United States and generally is not subject to U.S. federal income tax.

        We are not permitted by law to engage in transportation that gives rise to U.S. Source Domestic Transportation Income, and we do not anticipate providing any regasification or storage services within the territorial seas of the United States. However, certain of our activities give rise to U.S. Source International Transportation Income, and future expansion of our operations could result in an increase in the amount of U.S. Source International Transportation Income, all of which could be subject to

U.S. federal income taxation unless the exemption from U.S. taxation under Section 883 of the Code (or the Section 883 Exemption) applies.

        The Section 883 Exemption.    In general, the Section 883 Exemption provides that if a non-U.S. corporation satisfies the requirements of Section 883 of the Code and the Treasury Regulations thereunder (or the Section 883 Regulations), it will not be subject to the net basis and branch taxes or the 4.0% gross basis tax described below on its U.S. Source International Transportation Income. The Section 883 Exemption applies only to U.S. Source International Transportation Income and does not apply to U.S. Source Domestic Transportation Income. As discussed below, we believe that based on our current ownership structure, the Section 883 Exemption applies and we are not subject to U.S. federal income tax on our U.S. Source International Transportation Income.

        To qualify for the Section 883 Exemption, we must, among other things, meet the following three requirements:

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  be organized in a jurisdiction outside the United States that grants an equivalent exemption from tax to corporations organized in the United States with respect to the types of U.S. Source International Transportation Income that we earn (or an Equivalent Exemption);

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  satisfy the Publicly Traded Test (as described below) or the Qualified Shareholder Stock Ownership Test (as described below); and

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  meet certain substantiation, reporting and other requirements.

        In order for a non-U.S. corporation to meet the Publicly Traded Test, its equity interests must be "primarily traded" and "regularly traded" on an established securities market either in the United States or in a jurisdiction outside the United States that grants an Equivalent Exemption. The Section 883 Regulations provide, in pertinent part, that equity interests in a non-U.S. corporation will be considered to be "primarily traded" on an established securities market in a given country if, with respect to the class or classes of equity relied upon to meet the "regularly traded" requirement described below, the number of units of each such class that are traded during any taxable year on all established securities markets in that country exceeds the number of units in such class that are traded during that year on established securities markets in any other single country. Equity interests in a non-U.S. corporation will be considered to be "regularly traded" on an established securities market under the Section 883 Regulations if one or more classes of such equity interests that, in the aggregate, represent more than 50.0% of the combined vote and value of all outstanding equity interests in the non-U.S. corporation satisfy certain listing and trading volume requirements. These listing and trading volume requirements will be satisfied with respect to a class of equity interests if trades in such class are effected, other than in de minimis quantities, on an established securities market on at least 60 days during the taxable year and the aggregate number of units in such class that are traded on an established securities market during the taxable year is at least 10.0% of the average number of units outstanding in that class during the taxable year (with special rules for short taxable years). In addition, a class of equity interests will be considered to satisfy the trading volume requirements if the equity interests in such class are traded during the taxable year on an established securities market in the United States and are "regularly quoted by dealers making a market" in such class (within the meaning of the Section 883 Regulations).

        Even if a class of equity satisfies the foregoing requirements, and thus generally would be treated as "regularly traded" on an established securities market, an exception may apply to cause the class to fail the regularly traded test if, for more than half of the number of days during the taxable year, one or more 5.0% unitholders (i.e., unitholders owning, actually or constructively, at least 5.0% of the vote and value of that class) own in the aggregate 50.0% or more of the vote and value of the class (or the Closely Held Block Exception). The Closely Held Block Exception does not apply, however, in the event the corporation can establish that a sufficient proportion of such 5.0% unitholders are Qualified

Shareholders (as defined below) so as to preclude other persons who are 5.0% unitholders from owning 50.0% or more of the value of that class for more than half the days during the taxable year.

        As set forth above, as an alternative to satisfying the Publicly Traded Test, a non-U.S. corporation may qualify for the Section 883 Exemption by satisfying the Qualified Shareholder Stock Ownership Test. A corporation generally will satisfy the Qualified Shareholder Stock Ownership Test if more than 50.0% of the value of its outstanding equity interests is owned, or treated as owned after applying certain attribution rules, for at least half of the number of days in the taxable year by:

  •
  individual residents of jurisdictions that grant an Equivalent Exemption;

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  non-U.S. corporations organized in jurisdictions that grant an Equivalent Exemption and that meet the Publicly Traded Test; or

  •
  certain other qualified persons described in the Section 883 Regulations (which we refer to collectively as Qualified Shareholders).

        We believe that we satisfy all of the requirements for the Section 883 Exemption, and we expect that we will continue to satisfy such requirements. We are organized under the laws of the Republic of the Marshall Islands. The U.S. Treasury Department has recognized the Republic of the Marshall Islands as a jurisdiction that grants an Equivalent Exemption with respect to the type of U.S. Source International Transportation Income we are expected to earn. Consequently, our U.S. Source International Transportation Income (including for this purpose, any such income earned by our subsidiaries) should be exempt from U.S. federal income taxation provided we meet either the Publicly Traded Test or the Qualified Shareholder Stock Ownership Test and we satisfy certain substantiation, reporting and other requirements.

        It is the opinion of our U.S. counsel, Vinson & Elkins L.L.P. that our common units should represent more than 50.0% of the total combined voting power of all classes of our equity interests entitled to vote, and our equity interests should be considered to be "regularly traded" on an established securities market assuming we meet certain factual requirements, namely that our common units represent more than 50.0% of the total value of all of our equity interests, we satisfy the listing and trading volume requirements described previously and our common units do not lose eligibility for the Section 883 Exemption as a result of the Closely Held Block Exception. Our common units are traded only on The Nasdaq Global Market, which is considered to be an established securities market. Based on our analysis of our current and expected cash flow and distributions on our outstanding equity interests, we have represented to our U.S. counsel that our common units represent more than 50.0% of the total value of all of our outstanding equity interests. Assuming the accuracy of this representation, our U.S. counsel is of the opinion that our equity interests are "primarily traded" on an established securities market for purposes of the Publicly Traded Test.

        In addition, we believe that we currently satisfy, and expect that we will continue to satisfy, the listing and trading volume requirements described previously. In addition, our partnership agreement provides that any person or group that beneficially owns more than 4.9% of any class of our units then outstanding generally will be treated as owning only 4.9% of such units for purposes of voting for directors. There can be no assurance that this limitation will be effective to eliminate the possibility that we have or will have any 5.0% unitholders for purposes of the Closely Held Block Exception, and our U.S. counsel has not rendered an opinion with respect to this limitation. Nevertheless, based on the current ownership of our common units, we believe that our common units have not lost eligibility for the Section 883 Exemption as a result of the Closely Held Block Exception. Thus, although the matter is not free from doubt and is based upon our belief and expectations regarding our satisfaction of the factual requirements described above, as well as the legal opinion of our U.S. counsel described above, we believe that we will satisfy the Publicly Traded Test for the present taxable year and future taxable years.

        The conclusions of our counsel described above are based upon legal authorities that do not expressly contemplate an organizational structure such as ours. In particular, although we have elected to be treated as a corporation for U.S. federal income tax purposes, we are organized as a limited partnership under Marshall Islands law. Accordingly, while we believe that, assuming satisfaction of the factual requirements described above, our common units should be considered "regularly traded" on an established securities market and that we should satisfy the requirements for the Section 883 Exemption, it is possible that the IRS would assert that our common units do not meet the "regularly traded" test. In addition, as described previously, our ability to satisfy the Publicly Traded Test depends upon factual matters that are subject to change. Should any of the factual requirements described above fail to be satisfied, we may not be able to satisfy the Publicly Traded Test. Furthermore, our board of directors could determine that it is in our best interests to take an action that would result in our not being able to satisfy the Publicly Traded Test in the future. Please see "—The Net Basis Tax and Branch Profits Tax" and "—The 4.0% Gross Basis Tax" below for a discussion of the consequences in the event we do not satisfy the Publicly Traded Test.

        In the event we are not able to satisfy the Publicly Traded Test for a taxable year, we may be able to satisfy the Qualified Shareholder Stock Ownership Test for that year provided Golar owns more than 50.0% of the value of our outstanding equity interests for more than half of the days in such year, Golar itself met the Publicly Traded Test for such year and Golar provided us with certain information that we need in order to claim the benefits of the Qualified Shareholder Stock Ownership Test. Golar has represented that it presently meets the Publicly Traded Test and has agreed to provide the information described above. However, there can be no assurance that Golar will continue to meet the Publicly Traded Test or be able to provide the information we need to claim the benefits of the Section 883 Exemption under the Qualified Shareholder Ownership Test. Further, the relative values of our equity interests are uncertain and subject to change, and as a result Golar may not own more than 50.0% of the value of our outstanding equity interests for any future year. Consequently, there can be no assurance that we would meet the Qualified Shareholder Stock Ownership Test based upon the ownership by Golar of an indirect ownership interest in us.

        The Net Basis Tax and Branch Profits Tax.    If we earn U.S. Source International Transportation Income and the Section 883 Exemption does not apply, the U.S. source portion of such income may be treated as effectively connected with the conduct of a trade or business in the United States (or Effectively Connected Income) if we have a fixed place of business in the United States involved in the earning of U.S. Source International Transportation Income and substantially all of our U.S. Source International Transportation Income is attributable to regularly scheduled transportation or, in the case of vessel leasing income, is attributable to a fixed place of business in the United States. In addition, if we earn income from regasification or storage of LNG within the territorial seas of the United States, such income may be treated as Effectively Connected Income. Based on our current operations, substantially all of our potential U.S. Source International Transportation Income is not attributable to regularly scheduled transportation or is received from vessel leasing, and none of our regasification or storage activities occur within the territorial seas of the United States. As a result, we do not anticipate that any of our U.S. Source International Transportation Income or income earned from regasification or storage will be treated as Effectively Connected Income. However, there is no assurance that we will not earn income pursuant to regularly scheduled transportation or bareboat charters attributable to a fixed place of business in the United States (or earn income from regasification or storage activities within the territorial seas of the United States) in the future, which would result in such income being treated as Effectively Connected Income.

        Any income we earn that is treated as Effectively Connected Income, net of applicable deductions, would be subject to U.S. federal corporate income tax (currently imposed at rates of up to 35.0%). In addition, a 30.0% branch profits tax could be imposed on any income we earn that is treated as

Effectively Connected Income, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid by us in connection with the conduct of our U.S. trade or business.

        On the sale of a vessel that has produced Effectively Connected Income, we could be subject to the net basis U.S. federal corporate income tax as well as branch profits tax with respect to the gain recognized up to the amount of certain prior deductions for depreciation that reduced Effectively Connected Income. Otherwise, we would not be subject to U.S. federal income tax with respect to gain realized on the sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

        The 4.0% Gross Basis Tax.    If the Section 883 Exemption does not apply and the net basis tax does not apply, we would be subject to a 4.0% U.S. federal income tax on the U.S. source portion of our gross U.S. Source International Transportation Income, without benefit of deductions. Under the sourcing rules described above under "—United States Taxation—Taxation of Operating Income," 50.0% of our U.S. Source International Transportation Income would be treated as being derived from U.S. sources.

NON-UNITED STATES TAX CONSIDERATIONS

Marshall Islands Tax Consequences

        The following discussion is based upon the opinion of Seward & Kissel LLP, our counsel as to matters of the laws of the Republic of The Marshall Islands, and the current laws of the Republic of The Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of The Marshall Islands.

        Because we and our subsidiaries do not and do not expect to conduct business or operations in the Republic of The Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of The Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distributions treated as a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common units, and you will not be required by The Republic of the Marshall Islands to file a tax return relating to your ownership of common units.

UNDERWRITING

        Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we and Golar have agreed to sell to that underwriter, the number of our common units set forth opposite the underwriter's name.

Underwriter	Number of Common Units
Morgan Stanley & Co. LLC	4,250,000
Wells Fargo Securities, LLC	4,250,000

Total	8,500,000

        The underwriters propose to offer the common units offered hereby from time to time for sale in one or more transactions on the Nasdaq Global Market, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters may effect such transactions by selling common units to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of common units for whom they may act as agents or to whom they may sell as principal.

        We, all of our directors and officers, our general partner and its affiliates and Golar, have agreed that, for a period of 45 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, dispose of or hedge any common units or any securities convertible into or exchangeable for our common units. Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, in their sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice.

        Our common units are listed on the Nasdaq Global Market under the symbol "GMLP."

        We estimate that our total expenses for this offering will be approximately $750,000.

        In connection with the offering, the underwriters may purchase and sell common units in the open market. Purchases and sales in the open market may include purchases to cover short positions and stabilizing purchases.

  •
  Covering transactions involve purchases of common units in the open market after the distribution has been completed in order to cover short positions.

  •
  To close a naked short position, the underwriters must purchase common units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common units in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  To close a covered short position, the underwriters must purchase common units in the open market after the distribution has been completed.

  •
  Stabilizing transactions involve bids to purchase common units so long as the stabilizing bids do not exceed a specified maximum.

        Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the common units. They may also cause the price of the common units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, it may discontinue them at any time.

        The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have in the past performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and reimbursement of expenses and may, from time to time, engage in transactions with and perform services for us and Golar in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own accounts and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

        The address of Morgan Stanley & Co. LLC is 1585 Broadway, New York, New York 10036. The address of Wells Fargo Securities, LLC is 375 Park Avenue, New York, New York, 10152.

        We and Golar have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), other than Germany, with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than:

  •
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  •
  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

  •
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in each relevant member state. The expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        The sellers of the securities have not authorized and do not authorize the making of any offer of securities through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the securities as contemplated in this prospectus supplement. Accordingly, no purchaser of the securities, other than the underwriters, is authorized to make any further offer of the securities on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

        We may constitute a "collective investment scheme" as defined by section 235 of the Financial Services and Markets Act 2000 (or FSMA) that is not a "recognized collective investment scheme" for the purposes of FSMA (or CIS) and that has not been authorized or otherwise approved. As an unregulated scheme, it cannot be marketed in the United Kingdom to the general public, except in accordance with FSMA. This prospectus supplement is only being distributed in the United Kingdom to, and is only directed at:

        (1)   if we are a CIS and are marketed by a person who is an authorized person under FSMA, (a) investment professionals falling within Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) Order 2001, as amended (the "CIS Promotion Order") or (b) high net worth companies and other persons falling within Article 22(2)(a) to (d) of the CIS Promotion Order; or

        (2)   otherwise, if marketed by a person who is not an authorized person under FSMA, (a) persons who fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order") or (b) Article 49(2)(a) to (d) of the Financial Promotion Order; and

        (3)   in both cases (i) and (ii) to any other person to whom it may otherwise lawfully be made (all such persons together being referred to as "relevant persons"). Our common units are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common units will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

        An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) in connection with the issue or sale of common units which are the subject of the offering contemplated by this prospectus supplement will only be communicated or caused to be communicated in circumstances in which Section 21(1) of FSMA does not apply to us.

Notice to Prospective Investors in Germany

        This prospectus supplement has not been prepared in accordance with the requirements for a securities or sales prospectus under the German Securities Prospectus Act (Wertpapierprospektgesetz), the German Sales Prospectus Act (Verkaufsprospektgesetz), or the German Investment Act (Investmentgesetz). Neither the German Federal Financial Services Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht-BaFin) nor any other German authority has been notified of the intention to distribute our common units in Germany. Consequently, our common units may not be distributed in Germany by way of public offering, public advertisement or in any similar manner and this prospectus supplement and any other document relating to this offering, as well as information or statements contained therein, may not be supplied to the public in Germany or used in connection with any offer for subscription of the common units to the public in Germany or any other means of public marketing. Our common units are being offered and sold in Germany only to qualified investors which are referred to in Section 3, paragraph 2 no. 1, in connection with Section 2, no. 6, of the German Securities Prospectus Act, Section 8f paragraph 2 no. 4 of the German Sales Prospectus Act, and in Section 2 paragraph 11 sentence 2 no. 1 of the German Investment Act. This prospectus supplement is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

        This offering of our common units does not constitute an offer to sell or the solicitation or an offer to buy our common units in any circumstances in which such offer or solicitation is unlawful.

Notice to Prospective Investors in the Netherlands

        Our common units may not be offered or sold, directly or indirectly, in the Netherlands, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Notice to Prospective Investors in Switzerland

        This prospectus supplement is being communicated in Switzerland to a small number of selected investors only. Each copy of this prospectus supplement is addressed to a specifically named recipient and may not be copied, reproduced, distributed or passed on to third parties. Our common units are not being offered to the public in Switzerland, and neither this prospectus supplement, nor any other offering materials relating to our common units may be distributed in connection with any such public offering.

        We have not been registered with the Swiss Financial Market Supervisory Authority FINMA as a foreign collective investment scheme pursuant to Article 120 of the Collective Investment Schemes Act of June 23, 2006 (or CISA). Accordingly, our common units may not be offered to the public in or from Switzerland, and neither this prospectus supplement, nor any other offering materials relating to our common units may be made available through a public offering in or from Switzerland. Our common units may only be offered and this prospectus supplement may only be distributed in or from Switzerland by way of private placement exclusively to qualified investors (as this term is defined in the CISA and its implementing ordinance).

LEGAL MATTERS

        The validity of the common units offered hereby and certain other legal matters with respect to the laws of the Republic of The Marshall Islands will be passed upon for us by our counsel as to Marshall Islands law, Seward & Kissel LLP. Certain other legal matters will be passed upon for us by Vinson & Elkins L.L.P. Certain legal matters with respect to the common units offered by the selling unitholder will be passed upon by MJM Limited. Latham & Watkins LLP will pass upon certain legal matters in connection with the offering on behalf of the underwriters.

EXPERTS

        The financial statements incorporated in this prospectus by reference to Golar LNG Partners LP's Annual Report on Form 20-F for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        PricewaterhouseCoopers LLP is located at 1 Embankment Place, London, WC2N 6RH, United Kingdom.

EXPENSES

        The following table sets forth costs and expenses (other than any underwriting discounts and commissions) we expect to incur in connection with the issuance and distribution of the common units covered by this prospectus supplement. Other than the SEC registration fee and the Financial Industry Regulatory Authority filing fee, which are set forth in the base prospectus, all amounts are estimated.

Legal fees and expenses	$350,000
Accounting fees and expenses	115,000
Printing costs	50,000
Transfer agent fees	3,500
Miscellaneous	231,500

Total	$750,000

        The selling unitholder will not bear any of these expenses.

P R O S P E C T U S

Golar LNG Partners LP
Common Units Representing Limited Partnership Interests
Debt Securities

        We may from time to time, in one or more offerings, offer and sell common units representing limited partner interests in Golar LNG Partners LP and the debt securities described in this prospectus. We refer to the common units and the debt securities collectively as the "securities." The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $800,000,000.

        Golar LNG Limited, the selling unitholder, may from time to time, in one or more offerings, offer and sell up to 6,000,000 common units. These common units were obtained by the selling unitholder in connection with our initial public offering. We will not receive any proceeds from the sale of these common units by the selling unitholder. For a more detailed discussion of the selling unitholder, please read "Selling Unitholder."

        We or the selling unitholder may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or the selling unitholder will offer the securities. The specific terms of any securities we or the selling unitholder offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we or the selling unitholder will offer the securities and also may add, update or change information contained in this prospectus.

        Our common units are traded on The Nasdaq Global Market, under the symbol "GMLP." We will provide information in the related prospectus supplement for the trading market, if any, for any securities that may be offered.

        Investing in our securities involves risks. You should carefully consider the risk factors described under "Risk Factors" on page 7 of this prospectus before you make an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2012.

i

        In making your investment decision, you should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference in this prospectus. We have not, and the selling unitholder has not, authorized anyone else to give you different information. Neither we nor the selling unitholder are offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the Securities and Exchange Commission, or the SEC, incorporated by reference in this prospectus.

ii

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may over time, in one or more offerings, offer and sell up to $800,000,000 in total aggregate offering price of any combination of the securities described in this prospectus. In addition, the selling unitholder may over time, in one or more offerings, offer and sell up to 6,000,000 of our common units.

        This prospectus provides you with a general description of Golar LNG Partners and the securities that are registered hereunder that may be offered by us or the selling unitholder. Each time we sell any securities offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. Because the selling unitholder may be deemed to be "underwriter" under the Securities Act of 1933, as amended (or the Securities Act), each time the selling unitholder sells any common units offered by this prospectus, the selling unitholder is required to provide you with this prospectus and the related prospectus supplement containing specific information about the selling unitholder and the terms of the common units being offered in the manner required by the Securities Act. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement, you should rely on the information in the prospectus supplement.

        The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Before you invest in our securities, you should carefully read this prospectus, including the "Risk Factors," any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading "Where You Can Find More Information" in both this prospectus and any prospectus supplement), and any additional information you may need to make your investment decision.

        Unless the context otherwise requires, references in this prospectus to "Golar LNG Partners LP," "Golar LNG Partners," the "Partnership," "we," "our," "us" or similar terms refer to Golar LNG Partners LP, a Marshall Islands limited partnership, or any one or more of its subsidiaries. References in this prospectus to "our general partner" refer to Golar GP LLC, the general partner of the Partnership. References in this prospectus to "Golar" refer, depending on the context, to Golar LNG Limited and to any one or more of its direct and indirect subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form F-3 regarding the securities covered by this prospectus. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the securities offered in this prospectus, you may wish to review the full registration statement, including its exhibits. The registration statement, including the exhibits, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of this material can also be obtained upon written request from the Public Reference Section of the SEC at that address, at prescribed rates, or from the SEC's web site on the Internet at www.sec.gov free of charge. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. You can also obtain information about us at the offices of the Nasdaq Global Market at One Liberty Plaza, 165 Broadway, New York, NY 10016, or on our website at http://www.golarlngpartners.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

        We are subject to the information requirements of the U.S. Securities Exchange Act (or the Exchange Act), and, in accordance therewith, we are required to file with the SEC annual reports on Form 20-F within four months of our fiscal year-end, and provide to the SEC other material information on Form 6-K. These reports and other information may be inspected and copied at the public reference facilities maintained by the SEC or obtained from the SEC's website as provided above. Our website on the Internet is located at www.golarlngpartners.com, and we will make our annual reports on Form 20-F and our periodic reports filed with the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports are electronically filed with the SEC. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        As a foreign private issuer, we are exempt under the Exchange Act from, among other things, certain rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal unitholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act, including the filing of quarterly reports or current reports on Form 8-K. However, we intend to make available quarterly reports containing our unaudited interim financial information for the first three fiscal quarters of each fiscal year.

        The SEC allows us to "incorporate by reference" into this prospectus information that we file with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we later provide to the SEC, and which is deemed to be "filed" with the SEC, automatically will update information previously filed with the SEC, and may replace information in this prospectus.

        We incorporate by reference into this prospectus the documents listed below:

  •
  our annual report on Form 20-F for the fiscal year ended December 31, 2011 (or our 2011 Annual Report);

  •
  all subsequent annual reports on Form 20-F filed prior to the termination of this offering;

  •
  all subsequent current reports on Form 6-K furnished prior to the termination of this offering that we identify in such current reports as being incorporated by reference into the registration statement of which this prospectus is a part; and

  •
  the description of our common units contained in our Registration Statement on Form 8-A filed on April 5, 2011, including any subsequent amendments or reports filed for the purpose of updating such description.

        These reports contain important information about us, our financial condition and our results of operations.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through its public reference facilities or its website at the addresses provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by visiting our Internet website at http://www.golarlngpartners.com, or by writing or calling us at the following address:

      Golar LNG Partners LP
      Attn: Investor Relations
      Par-la-Ville Place
      14 Par-la-Ville Road
      Hamilton, HM 08, Bermuda
      +1 (441) 295-4705

        You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with any information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information incorporated by reference or provided in this prospectus or any prospectus supplement is accurate as of any date other than its respective date.

 FORWARD-LOOKING STATEMENTS

        All of the statements, other than statements of historical fact, included or incorporated by reference in this prospectus, the accompanying prospectus supplement and the documents we incorporate by reference contain "forward-looking" statements. These forward-looking statements discuss goals, intentions and expectations as to future trends, plans, events, results of operations or financial condition, or state other information relating to us, based on the current beliefs of our management as well as assumptions made by, and information currently available to, management. Words such as "may," "will," "anticipate," "believe," "expect," "estimate," "intend," "project," and other similar phrases or expressions identify forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

        Forward-looking statements appear in a number of places in this prospectus and include statements with respect to, among other things:

  •
  market trends in the floating storage and regasification unit (or FSRU) and liquefied natural gas (or LNG) carrier industries, including charter rates, factors affecting supply and demand, and opportunities for the profitable operations of FSRUs and LNG carriers;

  •
  our and Golar's ability to retrofit vessels as FSRUs and the timing of the delivery and acceptance of any such retrofitted vessels, including with respect to the Nusantara Regas Satu (formerly named Khannur);

  •
  our anticipated growth strategies;

  •
  the effect of the worldwide economic slowdown;

  •
  turmoil in the global financial markets;

  •
  fluctuations in currencies and interest rates;

  •
  general market conditions, including fluctuations in charter hire rates and vessel values;

  •
  changes in our operating expenses, including drydocking and insurance costs and bunker prices;

  •
  forecasts of our ability to make cash distributions on the units or any increases in our cash distributions;

  •
  our future financial condition or results of operations and our future revenues and expenses;

  •
  the repayment of debt and settling of interest rate swaps;

  •
  our ability to make additional borrowings and to access debt and equity markets;

  •
  planned capital expenditures and availability of capital resources to fund capital expenditures;

  •
  our ability to maintain long-term relationships with major LNG traders;

  •
  our ability to leverage Golar's relationships and reputation in the shipping industry;

  •
  our ability to realize the expected benefits from acquisitions;

  •
  our ability to purchase vessels from Golar in the future, including the Nusantara Regas Satu;

  •
  our continued ability to enter into long-term time charters, including charters for floating storage and regasification projects;

  •
  our ability to maximize the use of our vessels, including the re-deployment or disposition of vessels no longer under long-term time charter;

  •
  timely purchases and deliveries of newbuilding vessels;

  •
  future purchase prices of newbuildings and secondhand vessels;

  •
  our ability to compete successfully for future chartering and newbuilding opportunities;

  •
  acceptance of a vessel by its charterer;

  •
  termination dates and extensions of charters;

  •
  the expected cost of, and our ability to comply with, governmental regulations, maritime self-regulatory organization standards, as well as standard regulations imposed by our charterers applicable to our business;

  •
  availability of skilled labor, vessel crews and management;

  •
  our anticipated incremental general and administrative expenses as a publicly traded limited partnership and our fees and expenses payable under the fleet management agreements and the management and administrative services agreement;

  •
  the anticipated taxation of our partnership and distributions to our unitholders;

  •
  estimated future maintenance and replacement capital expenditures;

  •
  our ability to retain key employees;

  •
  customers' increasing emphasis on environmental and safety concerns;

  •
  potential liability from any pending or future litigation;

  •
  potential disruption of shipping routes due to accidents, political events, piracy or acts by terrorists;

  •
  future sales of our securities in the public market;

  •
  our business strategy and other plans and objectives for future operations; and

  •
  other factors detailed in this prospectus and from time to time in our periodic reports.

        These and other forward-looking statements are subject to risks, uncertainties and assumptions, including those risks discussed in "Risk Factors" and those risks discussed in other reports we file with the SEC and that are incorporated in this prospectus by reference. The risks, uncertainties and assumptions involve known and unknown risks and are inherently subject to significant uncertainties and contingencies, many of which are beyond our control.

        Forward-looking statements are made based upon management's current plans, expectations, estimates, assumptions and beliefs concerning future events affecting us and, therefore, involve a number of risks and uncertainties, including those risks discussed in "Risk Factors." We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements.

        We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

 ABOUT GOLAR LNG PARTNERS LP

        We are a publicly traded limited partnership formed by Golar LNG Limited (or Golar), a leading independent owner and operator of liquefied natural gas (or LNG) carriers and floating storage and regasification units (or FSRUs), to own and operate FSRUs and LNG carriers under long-term charters. Our fleet currently consists of three FSRUs and two LNG carriers. We expect to make acquisitions of FSRUs and LNG carriers with long-term charters from Golar and third parties in the future as market conditions permit.

        On April 13, 2011, we completed our initial public offering, in connection with which we issued to Golar 23,127,254 common units and 15,949,831 subordinated units. Our general partner, Golar GP LLC, also received 797,492 general partner units, representing a 2.0% general partner interest in us, and 81% of our incentive distribution rights (or IDRs). We issued the remaining 19% of our IDRs to Golar LNG Energy Limited (or Golar Energy).

        We are incorporated under the laws of the Marshall Islands and maintain our principal executive headquarters at Par-La-Ville Place, 14 Par-la-Ville Road, Hamilton. Bermuda. Our telephone number at that address is +1 (441) 295-4705.

RISK FACTORS

        An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference into this prospectus and any prospectus supplement, including those in "Item 3—Key Information—Risk Factors" in our 2011 Annual Report, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein, in evaluating an investment in the securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

        Except as otherwise provided in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general partnership purposes, including repayment of debt (including debt owed to Golar), acquisitions, capital expenditures and additions to working capital.

        The actual application of proceeds we receive from any particular primary offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

        We will not receive any of the proceeds from the sale of common units by the selling unitholder.

 CAPITALIZATION

        The following table shows our historical cash and capitalization as of December 31, 2011. This table is derived from and should be read in conjunction with our consolidated and combined financial statements, including accompanying notes, incorporated by reference in this prospectus. You should also read this table in conjunction with the section entitled "Operating and Financial Review and Prospects" and our consolidated and combined financial statements and the related notes thereto, which are incorporated by reference herein from our 2011 Annual Report.

As of December 31, 2011
(in thousands)
Cash and cash equivalents	$45,962
Restricted cash and short-term investments(1)	164,774

Total cash, cash equivalents, restricted cash and short-term investments	$210,736

Debt:
Long-term debt, including current portion	$400,574
Long-term debt due to related parties	222,310
Obligations under capital leases, including current portion	268,080

Total debt	$890,964
Equity:
Total Partners' Capital	$32,069
Accumulated other comprehensive income (loss)	(5,039)
Non-controlling interest	62,934

Total Equity	$89,964

Total capitalization	$980,928

(1)
Under our capital lease arrangements relating to the Methane Princess, we maintain restricted cash deposits that, together with interest earned on the deposits, are used solely to pay lease rentals due on our lease obligation. In addition, restricted cash includes a balance of $10.3 million that relates to the Golar Mazo loan facility and a balance of $9.0 million that relates to the Golar Freeze loan facility, representing interest and principal payments required to be held by a trust company or on deposit for defined future periods.

Each prospectus supplement will include updated information on our capitalization.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Year Ended December 31,
	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)(2)	4.54x	3.64x	2.50x	—	1.10x

(1)
Represents data for our predecessor in respect of the four vessels, the Golar Mazo, the Methane Princess, the Golar Spirit and the Golar Winter in our initial fleet for periods prior to our initial public offering in April 2011 and for the Golar Freeze for the period prior to its acquisition in October 2011.

(2)
Due to the pre-tax losses for the year ended December 31, 2008, the ratio coverage was less than 1:1. We would have needed to generate additional earnings of $22.1 million to achieve coverage of 1:1.

        For purposes of calculating the ratio of earnings to fixed charges:

  •
  "fixed charges" means the sum of the following: (a) interest expensed and capitalized and (b) amortized capitalized expenses related to indebtedness; and

  •
  "earnings" means the amount resulting from adding (a) pre-tax income from continuing operations before adjustment for non-controlling interests; (b) fixed charges; and (c) amortization of capitalized interest; and from subtracting (a) interest capitalized; and (b) the non-controlling interest in pre-tax income of subsidiaries that have not incurred fixed charges.

PRICE RANGE OF COMMON UNITS AND DISTRIBUTIONS

        As of May 24, 2012, there were 23,127,254 common units outstanding, of which 9,327,254 are held by Golar and 13,800,000 are held by the public by 90 holders of record. Our common units were first offered on the Nasdaq Global Market on April 8, 2011 at an initial price of $22.50 per unit. Our common units are traded on the Nasdaq Global Market under the symbol "GMLP."

        The following table sets forth, for the periods indicated, the high and low sales prices for our common units, as reported on the Nasdaq Global Market, and quarterly cash distributions declared per common unit. The last reported sale price of our common units on the Nasdaq Global Market on May 24, 2012 was $31.87 per unit.

	High	Low	Cash Distributions per Unit(1)
Year ended December 31, 2011(2)	$30.91	$22.41
Quarter ended June 30, 2011 (3)	28.83	23.50	$0.3342	(4)
Quarter ended September 30, 2011	29.74	22.41	0.40
Quarter ended December 31, 2011	30.91	23.02	0.43
Quarter ended March 31, 2012	39.05	30.23	0.43
Quarter ended June 30, 2012(5)	37.86	29.47
Month ended November 30, 2011	29.48	27.37
Month ended December 31 2011	30.91	28.61
Month ended January 31, 2012	35.35	30.23
Month ended February 29, 2012	38.90	33.73
Month ended March 31, 2012	39.05	35.81
Month ended April 30, 2012	37.86	33.35
Month ended May 31, 2012(6)	35.74	29.47

(1)
Represents cash distributions attributable to the quarter.

(2)
For the period from April 8, 2011 through December 31, 2011.

(3)
For the period from April 8, 2011 through June 30, 2011.

(4)
For the period from April 13, 2011 to June 30, 2011, we paid unitholders a distribution of $0.3324 per common and subordinated unit. This distribution was the prorated portion of the minimum quarterly distribution of $0.3850 per common unit.

(5)
For the period from April 1, 2012 through May 24, 2012.

(6)
For the period from May 1, 2012 through May 24, 2012.

DESCRIPTION OF THE COMMON UNITS

        Our common units and our subordinated units represent limited partner interests in us. The holders of units are entitled to participate in partnership distributions and exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and privileges of holders of common units and subordinated units in and to partnership distributions, together with a description of the circumstances under which subordinated units convert into common units, please read this section and "Our Cash Distribution Policy and Restrictions on Distributions."

Number of Units

        We currently have 23,127,254 common units outstanding, of which 13,800,000 are held by the public and 9,327,254 are held by Golar, which owns our general partner. We also have 15,949,831 subordinated units outstanding, for which there is no established public trading market, all of which are held by Golar. The common units and the subordinated units represent an aggregate 98% limited partner interest and the general partner interest represents a 2% general partner interest in us.

Transfer Agent and Registrar

        Computershare serves as registrar and transfer agent for the common units.

Transfer of Common Units

        By transfer of common units in accordance with our partnership agreement, each transferee of common units will be admitted as a limited partner with respect to the common units transferred when such transfer and admission is reflected in our books and records. Each transferee:

  (1)
  represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

  (2)
  automatically agrees to be bound by the terms and conditions of, and is deemed to have executed, our partnership agreement; and

  (3)
  gives the consents and approvals contained in our partnership agreement, such as the approval of all transactions and agreements we are entering into in connection with our formation and this offering.

        A transferee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

        We may, at our discretion, treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner in our partnership for the transferred common units.

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

 Voting Rights

        Unlike the holders of common stock in a corporation, holders of common units have only limited voting rights on matters affecting our business. We will hold a meeting of the limited partners every year to elect one or more members of our board of directors and to vote on any other matters that are properly brought before the meeting. Common unitholders will be entitled to elect only four of the seven members of our board of directors. The elected directors will be elected on a staggered basis and will serve for three year terms. Our general partner in its sole discretion will appoint the remaining three directors and set the terms for which those directors will serve. The partnership agreement also contains provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders' ability to influence the manner or direction of management. Unitholders will have no right to elect our general partner, and our general partner may not be removed except by a vote of the holders of at least 66 2/3% of the outstanding common units and subordinated units, including any common units or subordinated units owned by our general partner and its affiliates, voting together as a single class.

        Our partnership agreement further restricts unitholders' voting rights by providing that if any person or group owns beneficially more than 4.9% of any class of units then outstanding, any such units owned by that person or group in excess of 4.9% may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes (except for purposes of nominating a person for election to our board), determining the presence of a quorum or for other similar purposes, unless required by law. The voting rights of any such unitholders in excess of 4.9% will effectively be redistributed pro rata among the other common unitholders holding less than 4.9% of the voting power of all classes of units entitled to vote. Our general partner, its affiliates and persons who acquired common units with the prior approval of our board of directors will not be subject to this 4.9% limitation except with respect to voting their common units in the election of the elected directors.

        The following is a summary of the unitholder vote required for the approval of the matters specified below. Matters that require the approval of a "unit majority" require:

  •
  during the subordination period, the approval of a majority of the common units, excluding those common units held by our general partner and its affiliates, voting as a class and a majority of the subordinated units voting as a single class; and

  •
  after the subordination period, the approval of a majority of the common units voting as a single class.

        In voting their common units and subordinated units our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners.

Action	Unitholder Approval Required and Voting Rights
Issuance of additional units	No approval rights; general partner approval required for all issuances not reasonably expected to be accretive within 12 months of issuance or which would otherwise have a material adverse impact on the general partner or its interest in our partnership.
Amendment of the partnership agreement	Certain amendments may be made by our board of directors without the approval of the unitholders. Other amendments generally require the approval of a unit majority.

Action	Unitholder Approval Required and Voting Rights
Merger of our partnership or the sale of all or substantially all of our assets	Unit majority and approval of our general partner and our board of directors.
Dissolution of our partnership	Unit majority and approval of our general partner and our board of directors.
Reconstitution of our partnership upon dissolution	Unit majority.
Election of four of the seven members of our board of directors	A plurality of the votes of the holders of the common units.
Withdrawal of our general partner
Under most circumstances, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required for the withdrawal of our general partner prior to March 31, 2021 in a manner which would cause a dissolution of our partnership.
Removal of our general partner	Not less than 66 2/3% of the outstanding units, including units held by our general partner and its affiliates, voting together as a single class.
Transfer of our general partner interest in us
Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our unitholders to an affiliate or another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to such person. The approval of a majority of the common units, excluding common units held by our general partner and its affiliates, is required in other circumstances for a transfer of the general partner interest to a third party prior to March 31, 2021.
Transfer of incentive distribution rights
Except for transfers to an affiliate or another person as part of the general partner's merger or consolidation with or into, or sale of all or substantially all of its assets to such person, the approval of a majority of the common units, excluding common units held by our general partner and its affiliates, voting separately as a class, is required in most circumstances for a transfer of the incentive distribution rights to a third party prior to March 31, 2016.
Transfer of ownership interests in our general partner	No approval required at any time.

Issuance of Additional Interests

        The partnership agreement authorizes us to issue an unlimited amount of additional partnership interests and rights to buy partnership interests for the consideration and on the terms and conditions determined by our board of directors without the approval of the unitholders.

        We intend to fund acquisitions through borrowings and the issuance of additional common units or other equity securities and the issuance of debt securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other equity securities interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Marshall Islands law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our board of directors, have special voting rights to which the common units are not entitled.

        Upon issuance of additional partnership interests (other than the issuance of common units in connection with a reset of the incentive distribution target levels or the issuance of partnership interests upon conversion of outstanding partnership interests), our general partner will have the right, but not the obligation, to make additional capital contributions to the extent necessary to maintain its 2.0% general partner interest in us. Our general partner's interest in us will thus be reduced if we issue additional partnership interests in the future and our general partner does not elect to maintain its 2.0% general partner interest in us. Our general partner and its affiliates will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units, subordinated units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its and its affiliates' percentage interest, including its interest represented by common units and subordinated units, that existed immediately prior to each issuance. Other holders of common units will not have similar preemptive rights to acquire additional common units or other partnership interests.

Limited Call Right

        If at any time our general partner and its affiliates hold more than 80% of the then-issued and outstanding partnership interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership interests of the class held by unaffiliated persons as of a record date to be selected by the general partner, on at least 10 but not more than 60 days' notice equal to the greater of (x) the average of the daily closing prices of the partnership interests of such class over the 20 trading days preceding the date three days before the notice of exercise of the call right is first mailed and (y) the highest price paid by our general partner or any of its affiliates for partnership interests of such class during the 90-day period preceding the date such notice is first mailed. Our general partner is not obligated to obtain a fairness opinion regarding the value of the common units to be repurchased by it upon the exercise of this limited call right and has no fiduciary duty in determining whether to exercise this limited call right.

        As a result of the general partner's right to purchase outstanding partnership interests, a holder of partnership interests may have the holder's partnership interests purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of common units in the market. Please read "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Sale, Exchange or Other Disposition of Common Units" and "Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of Non-U.S. Holders—Disposition of Units."

Summary of our Partnership Agreement

        A copy of our partnership agreement is filed as an exhibit to the registration statement of which this prospectus is a part. A summary of the important provisions of our partnership agreement and the rights and privileges of our unitholders is included in our registration statement on Form 8-A as filed with the SEC on April 5, 2011, including any subsequent amendments or reports filed for the purpose of updating such description. Please read "Where You Can Find More Information."

OUR CASH DISTRIBUTION POLICY AND RESTRICTIONS ON DISTRIBUTIONS

        You should read the following discussion of our cash distribution policy and restrictions on distributions in conjunction with specific assumptions included in this section. In addition, you should read "Forward-Looking Statements" and "Risk Factors" for information regarding statements that do not relate strictly to historical or current facts and certain risks inherent in our business.

General

  Rationale for Our Cash Distribution Policy

        Our cash distribution policy reflects a judgment that our unitholders will be better served by our distributing our cash available (after deducting expenses, including estimated maintenance and replacement capital expenditures and reserves) rather than retaining it. Because we believe we will generally finance any expansion capital expenditures from external financing sources, we believe that our investors are best served by our distributing all of our available cash. Our cash distribution policy is consistent with the terms of our partnership agreement, which requires that we distribute all of our available cash quarterly (after deducting expenses, including estimated maintenance and replacement capital expenditures and reserves).

  Limitations on Cash Distributions and Our Ability to Change Our Cash Distribution Policy

        There is no guarantee that unitholders will receive quarterly distributions from us. Our distribution policy is subject to certain restrictions and may be changed at any time, including:

  •
  Our unitholders have no contractual or other legal right to receive distributions other than the obligation under our partnership agreement to distribute available cash on a quarterly basis, which is subject to the broad discretion of our board of directors to establish reserves and other limitations.

  •
  We are subject to restrictions on distributions under our financing arrangements, including the Golar LNG Partners credit facility and lease arrangements. Our financing arrangements contain material financial tests and covenants that must be satisfied in order to pay distributions. If we are unable to satisfy the restrictions included in any of our financing arrangements or are otherwise in default under any of those agreements, it could have a material adverse effect on our ability to make cash distributions to you, notwithstanding our stated cash distribution policy.

  •
  We are required to make substantial capital expenditures to maintain and replace our fleet. These expenditures may fluctuate significantly over time, particularly as our vessels near the end of their useful lives. In order to minimize these fluctuations, our partnership agreement requires us to deduct estimated, as opposed to actual, maintenance and replacement capital expenditures from the amount of cash that we would otherwise have available for distribution to our unitholders. In years when estimated maintenance and replacement capital expenditures are higher than actual maintenance and replacement capital expenditures, the amount of cash available for distribution to unitholders will be lower than if actual maintenance and replacement capital expenditures were deducted.

  •
  Although our partnership agreement requires us to distribute all of our available cash, our partnership agreement, including provisions contained therein requiring us to make cash distributions, may be amended. During the subordination period, with certain exceptions, our partnership agreement may not be amended without the approval of non-affiliated common unitholders. After the subordination period has ended, our partnership agreement can be amended with the approval of a majority of the outstanding common units.

  •
  Even if our cash distribution policy is not modified or revoked, the amount of distributions we pay under our cash distribution policy and the decision to make any distribution is determined by our board of directors, taking into consideration the terms of our partnership agreement.

  •
  Under Section 51 of the Marshall Islands Act, we may not make a distribution to you if the distribution would cause our liabilities to exceed the fair value of our assets.

  •
  We may lack sufficient cash to pay distributions to our unitholders due to decreases in total operating revenues, decreases in hire rates, the loss of a vessel or increases in operating or general and administrative expenses, principal and interest payments on outstanding debt, taxes, working capital requirements, maintenance and replacement capital expenditures or anticipated cash needs.

Distributions of Available Cash

  General

        Within 45 days after the end of each quarter, we distribute all of our available cash (defined below) to unitholders of record on the applicable record date.

  Definition of Available Cash

        Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own):

  •
  less, the amount of cash reserves (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) established by our board of directors to:

  —
  provide for the proper conduct of our business (including reserves for future capital expenditures and for our anticipated credit needs);

  —
  comply with applicable law, any of our debt instruments, or other agreements; or

  —
  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters;

  •
  plus, all cash on hand (including our proportionate share of cash on hand of certain subsidiaries we do not wholly own) on the date of determination of available cash for the quarter resulting from (1) working capital borrowings made after the end of the quarter and (2) cash distributions received after the end of the quarter from any of our equity interests in any person (other than a subsidiary of us), which distributions are paid by such person in respect of operations conducted by such person during such quarter. Working capital borrowings are generally borrowings that are made under a revolving credit facility and in all cases are used solely for working capital purposes or to pay distributions to partners.

  Minimum Quarterly Distribution

        Common unitholders are entitled under our partnership agreement to receive a quarterly distribution of $0.3850 per unit, or $1.54 per unit per year, prior to any distribution on the subordinated units to the extent we have sufficient cash on hand to pay the distribution, after establishment of cash reserves and payment of fees and expenses. There is no guarantee that we will pay the minimum quarterly distribution on the common units and subordinated units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our board of directors, taking into consideration the terms of our partnership agreement. We will be prohibited from making any distributions to unitholders if it would cause an event of default, or if an event of default is then existing, under our financing arrangements.

Operating Surplus and Capital Surplus

  General

        All cash distributed to unitholders will be characterized as either "operating surplus" or "capital surplus." We treat distributions of available cash from operating surplus differently than distributions of available cash from capital surplus.

  Definition of Operating Surplus

        Operating surplus for any period generally means:

  •
  $35.0 million; plus

  •
  all of our cash receipts (including our proportionate share of cash receipts of certain subsidiaries we do not wholly own, provided, that cash receipts from the termination of an interest rate, currency or commodity hedge contract prior to its specified termination date will be included in operating surplus in equal quarterly installments over the remaining scheduled life of such hedge contract), excluding cash from (1) borrowings, other than working capital borrowings, (2) sales of equity and debt securities, (3) sales or other dispositions of assets outside the ordinary course of business, (4) capital contributions or (5) corporate reorganizations or restructurings; plus

  •
  working capital borrowings (including our proportionate share of working capital borrowings for certain subsidiaries we do not wholly own) made after the end of a quarter but before the date of determination of operating surplus for the quarter; plus

  •
  interest paid on debt incurred (including periodic net payments under related hedge contracts) and cash distributions paid on equity securities issued (including the amount of any incremental distributions made to the holders of our IDRs and our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), in each case, to finance all or any portion of the construction, replacement or improvement of a capital asset (such as a vessel) in respect of the period from such financing until the earlier to occur of the date the capital asset is put into service or the date that it is abandoned or disposed of; plus

  •
  interest paid on debt incurred (including periodic net payments under related hedge contracts) and cash distributions paid on equity securities issued (including the amount of any incremental distributions made to the holders of our IDRs and our proportionate share of such interest and cash distributions paid by certain subsidiaries we do not wholly own), in each case, to pay the construction period interest on debt incurred (including periodic net payments under related interest rate swap agreements), or to pay construction period distributions on equity issued, to finance the construction projects described in the immediately preceding bullet; less

  •
  all of our "operating expenditures" (which includes estimated maintenance and replacement capital expenditures and is further described below) of us and our subsidiaries (including our proportionate share of operating expenditures by certain subsidiaries we do not wholly own); less

  •
  the amount of cash reserves (including our proportionate share of cash reserves for certain subsidiaries we do not wholly own) established by our board of directors to provide funds for future operating expenditures; less

  •
  any cash loss realized on dispositions of assets acquired using investment capital expenditures; less

  •
  all working capital borrowings (including our proportionate share of working capital borrowings by certain subsidiaries we do not wholly own) not repaid within twelve months after having been incurred.

        If a working capital borrowing, which increases operating surplus, is not repaid during the 12-month period following the borrowing, it will be deemed repaid at the end of such period, thus decreasing operating surplus at such time. When such working capital borrowing is in fact repaid, it will not be treated as a reduction in operating surplus because operating surplus will have been previously reduced by the deemed repayment.

        As described above, operating surplus includes a provision that will enable us, if we choose, to distribute as operating surplus up to $35.0 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. In addition, the effect of including, as described above, certain cash distributions on equity securities or interest payments on debt in operating surplus would be to increase operating surplus by the amount of any such cash distributions or interest payments. As a result, we may also distribute as operating surplus up to the amount of any such cash distributions or interest payments of cash we receive from non-operating sources.

        The term operating expenditures generally means all of our cash expenditures, including, but not limited to taxes, employee and director compensation, reimbursement of expenses to our general partner, repayment of working capital borrowings, debt service payments and payments made under any interest rate, currency or commodity hedge contracts (provided that payments made in connection with the termination of any hedge contract prior to the expiration of its stipulated settlement or termination date shall be included in operating expenditures in equal quarterly installments over the remaining scheduled life of such hedge contract), provided that operating expenditures will not include:

  •
  deemed repayments of working capital borrowings deducted from operating surplus pursuant to the last bullet point of the definition of operating surplus above when such repayment actually occurs;

  •
  payments (including prepayments and payment penalties) of principal of and premium on indebtedness, other than working capital borrowings;

  •
  expansion capital expenditures, investment capital expenditures or actual maintenance and replacement capital expenditures (which are discussed in further detail under "—Capital Expenditures" below);

  •
  payment of transaction expenses (including taxes) relating to interim capital transactions; or

  •
  distributions to partners.

  Capital Expenditures

        For purposes of determining operating surplus, maintenance and replacement capital expenditures are those capital expenditures required to maintain over the long-term the operating capacity of or the revenue generated by our capital assets, and expansion capital expenditures are those capital expenditures that increase the operating capacity of or the revenue generated by our capital assets. In our partnership agreement, we refer to these maintenance and replacement capital expenditures as "maintenance capital expenditures." To the extent, however, that capital expenditures associated with acquiring a new vessel or improving an existing vessel increase the revenues or the operating capacity of our fleet, those capital expenditures would be classified as expansion capital expenditures.

        Investment capital expenditures are those capital expenditures that are neither maintenance and replacement capital expenditures nor expansion capital expenditures. Investment capital expenditures largely will consist of capital expenditures made for investment purposes. Examples of investment capital expenditures include traditional capital expenditures for investment purposes, such as purchases of equity securities, as well as other capital expenditures that might be made in lieu of such traditional investment capital expenditures, such as the acquisition of a capital asset for investment purposes.

        Examples of maintenance and replacement capital expenditures include capital expenditures associated with drydocking, modifying an existing vessel or acquiring a new vessel to the extent such expenditures are incurred to maintain the operating capacity of or the revenue generated by our fleet. Maintenance and replacement capital expenditures will also include interest (and related fees) on debt incurred and distributions on equity issued (including the amount of any incremental distributions made to the holders of our IDRs) to finance the construction of a replacement vessel and paid in respect of the construction period, which we define as the period beginning on the date that we enter into a binding construction contract and ending on the earlier of the date that the replacement vessel commences commercial service or the date that the replacement vessel is abandoned or disposed of. Debt incurred to pay or equity issued to fund construction period interest payments, and distributions on such equity (including the amount of any incremental distributions made to the holders of our IDRs) will also be considered maintenance and replacement capital expenditures.

        Because our maintenance and replacement capital expenditures can be very large and vary significantly in timing, the amount of our actual maintenance and replacement capital expenditures may differ substantially from period to period, which could cause similar fluctuations in the amounts of operating surplus, adjusted operating surplus, and available cash for distribution to our unitholders if we subtracted actual maintenance and replacement capital expenditures from operating surplus each quarter. Accordingly, to eliminate the effect on operating surplus of these fluctuations, our partnership agreement will require that an amount equal to an estimate of the average quarterly maintenance and replacement capital expenditures necessary to maintain the operating capacity of or the revenue generated by our capital assets over the long-term be subtracted from operating surplus each quarter, as opposed to the actual amounts spent. In our partnership agreement, we refer to these estimated maintenance and replacement capital expenditures to be subtracted from operating surplus as "estimated maintenance capital expenditures." The amount of estimated maintenance and replacement capital expenditures deducted from operating surplus is subject to review and change by our board of directors at least once a year, provided that any change must be approved by our conflicts committee. The estimate will be made at least annually and whenever an event occurs that is likely to result in a material adjustment to the amount of our maintenance and replacement capital expenditures, such as a major acquisition or the introduction of new governmental regulations that will affect our fleet. For purposes of calculating operating surplus, any adjustment to this estimate will be prospective only.

        The use of estimated maintenance and replacement capital expenditures in calculating operating surplus will have the following effects:

  •
  it will reduce the risk that actual maintenance and replacement capital expenditures in any one quarter will be large enough to make operating surplus less than the minimum quarterly distribution to be paid on all the units for that quarter and subsequent quarters;

  •
  it may reduce the need for us to borrow to pay distributions;

  •
  it will be more difficult for us to raise our distribution above the minimum quarterly distribution and pay incentive distributions to our general partner and Golar; and

  •
  it will reduce the likelihood that a large maintenance and replacement capital expenditure in a period will prevent Golar from being able to convert some or all of its subordinated units into common units since the effect of an estimate is to spread the expected expense over several periods, mitigating the effect of the actual payment of the expenditure on any single period.

  Definition of Capital Surplus

        Capital surplus generally will be generated only by:

  •
  borrowings other than working capital borrowings;

  •
  sales of debt and equity securities; and

  •
  sales or other dispositions of assets for cash, other than inventory, accounts receivable and other current assets sold in the ordinary course of business or non-current assets sold as part of normal retirements or replacements of assets.

  Characterization of Cash Distributions

        We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed since we began operations equals the operating surplus as of the most recent date of determination of available cash. We will treat any amount distributed in excess of operating surplus, regardless of its source, as capital surplus. As described above, operating surplus does not reflect actual cash on hand that is available for distribution to our unitholders. For example, it includes a provision that will enable us, if we choose, to distribute as operating surplus up to $35.0 million of cash we receive in the future from non-operating sources, such as asset sales, issuances of securities and long-term borrowings, that would otherwise be distributed as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Subordination Period

  General

        During the subordination period, the common units will have the right to receive distributions of available cash from operating surplus in an amount equal to the minimum quarterly distribution of $0.3850 per unit, plus any arrearages in the payment of the minimum quarterly distribution on the common units from prior quarters, before any distributions of available cash from operating surplus may be made on the subordinated units. Distribution arrearages do not accrue on the subordinated units. The purpose of the subordinated units is to increase the likelihood that during the subordination period there will be available cash from operating surplus to be distributed on the common units.

  Definition of Subordination Period

        The subordination period will extend until the second business day following the distribution of available cash from operating surplus in respect of any quarter, ending on or after March 31, 2016, that each of the following tests are met:

  •
  distributions of available cash from operating surplus on each of the outstanding common units and subordinated units equaled or exceeded the minimum quarterly distribution for each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date;

  •
  the "adjusted operating surplus" (as defined below) generated during each of the three consecutive, non-overlapping four-quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distributions on all of the outstanding common units and subordinated units during those periods on a fully diluted weighted average basis and the related distribution on the 2.0% general partner interest during those periods; and

  •
  there are no outstanding arrearages in payment of the minimum quarterly distribution on the common units.

        If the unitholders remove our general partner without cause, the subordination period may end before March 31, 2016.

        For purposes of determining whether the tests in the bullets above have been met, the three consecutive four-quarter periods for which the determination is being made may include one or more quarters with respect to which arrearages in the payment of the minimum quarterly distribution on the common units have accrued, provided that all such arrearages have been repaid prior to the end of each such four-quarter period.

        If the expiration of the subordination period occurs as a result of us having met the tests described above, each outstanding subordinated unit will convert into one common unit and will then participate pro rata with the other common units in distributions of available cash.

        In addition, at any time on or after March 31, 2016, provided that there are no outstanding arrearages in payment of the minimum quarterly distribution on the common units and subject to approval by our conflicts committee, the holder or holders of a majority of our outstanding subordinated units will have the option to convert each subordinated unit into a number of common units determined by multiplying the number of outstanding subordinated units to be converted by a fraction, (i) the numerator of which is equal to the aggregate amount of distributions of available cash from operating surplus (not to exceed adjusted operating surplus) on the outstanding subordinated units ("historical distributions") for the four fiscal quarters preceding the date of conversion (the "measurement period") and (ii) the denominator of which is equal to the aggregate amount of distributions that would have been required during the measurement period to pay the minimum quarterly distribution on all outstanding subordinated units during such four-quarter period; provided, that if the forecasted distributions to be paid from forecasted operating surplus (not to exceed forecasted adjusted operating surplus) on the outstanding subordinated units for the four fiscal quarter period immediately following the measurement period ("forecasted distributions"), as determined by the conflicts committee, is less than historical distributions, then the numerator shall be forecasted distributions; provided, further, however, that the subordinated units may not convert into common units at a ratio that is greater than one-to-one. If the option to convert the subordinated units into common units is exercised as described above, the outstanding subordinated units will convert into the prescribed number of common units and will then participate pro rata with other common units in distributions of available cash.

  Definition of Adjusted Operating Surplus

        Adjusted operating surplus for any period generally means:

  •
  operating surplus generated with respect to that period (excluding any amounts attributable to the item described in the first bullet point under "—Operating Surplus and Capital Surplus—Definition of Operating Surplus" above); less

  •
  the amount of any net increase in working capital borrowings (including our proportionate share of any changes in working capital borrowings of certain subsidiaries we do not wholly own) with respect to that period; less

  •
  the amount of any net reduction in cash reserves for operating expenditures (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) over that period not relating to an operating expenditure made during that period; plus

  •
  the amount of any net decrease in working capital borrowings (including our proportionate share of any changes in working capital borrowings of certain subsidiaries we do not wholly own) with respect to that period; plus

  •
  the amount of any net increase in cash reserves for operating expenditures (including our proportionate share of cash reserves of certain subsidiaries we do not wholly own) over that period required by any debt instrument for the repayment of principal, interest or premium; plus

  •
  the amount of any net decrease made in subsequent periods to cash reserves for operating expenditures initially established with respect to such period to the extent such decrease results in a reduction in adjusted operating surplus in subsequent periods.

        Adjusted operating surplus is intended to reflect the cash generated from operations during a particular period and therefore excludes net increases in working capital borrowings and net drawdowns of reserves of cash generated in prior periods.

  Effect of Removal of Our General Partner on the Subordination Period

        If the unitholders remove our general partner other than for cause and units held by our general partner and its affiliates are not voted in favor of such removal:

  •
  the subordination period will end and each subordinated unit will immediately convert into one common unit and will then participate pro rata with the other common units in distributions of available cash;

  •
  any existing arrearages in payment of the minimum quarterly distribution on the common units will be extinguished; and

  •
  our general partner will have the right to convert its general partner interest and its IDRs (and Golar will have the right to convert its IDRs) into common units or to receive cash in exchange for those interests.

Distributions of Available Cash From Operating Surplus During the Subordination Period

        We will make distributions of available cash from operating surplus for any quarter during the subordination period in the following manner:

  •
  first, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding common unit an amount equal to the minimum quarterly distribution for that quarter;

  •
  second, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

  •
  third, 98.0% to the subordinated unitholders, pro rata, and 2.0% to our general partner, until we distribute for each subordinated unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "—General Partner Interest" and "—Incentive Distribution Rights" below.

        The preceding paragraph is based on the assumption that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

Distributions of Available Cash From Operating Surplus After the Subordination Period

        We will make distributions of available cash from operating surplus for any quarter after the subordination period in the following manner:

  •
  first, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding unit an amount equal to the minimum quarterly distribution for that quarter; and

  •
  thereafter, in the manner described in "—General Partner Interest" and "—Incentive Distribution Rights" below.

        The preceding paragraph is based on the assumption that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

General Partner Interest

        Our partnership agreement provides that our general partner is entitled to 2.0% of all distributions that we make prior to our liquidation. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its 2.0% general partner interest if we issue additional units. Our general partner's 2.0% interest, and the percentage of our cash distributions to which it is entitled, will be proportionately reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us in order to maintain its 2.0% general partner interest. Our general partner will be entitled to make a capital contribution in order to maintain its 2.0% general partner interest in the form of the contribution to us of common units based on the current market value of the contributed common units.

Incentive Distribution Rights

        IDRs represent the right to receive an increasing percentage of quarterly distributions of available cash from operating surplus after the minimum quarterly distribution and the target distribution levels have been achieved. Our general partner and Golar currently hold the IDRs. The IDRs may be transferred separately from our general partner interest, subject to restrictions in the partnership agreement. Except for transfers of IDRs to an affiliate or another entity as part of our general partner's merger or consolidation with or into, or sale of substantially all of its assets to such entity, the approval of a majority of our common units (excluding common units held by our general partner and its affiliates), voting separately as a class, generally is required for a transfer of the IDRs to a third party prior to March 31, 2016. Any transfer by our general partner of the IDRs would not change the percentage allocations of quarterly distributions with respect to such rights.

        If for any quarter:

  •
  we have distributed available cash from operating surplus to the common and subordinated unitholders in an amount equal to the minimum quarterly distribution; and

  •
  we have distributed available cash from operating surplus on outstanding common units in an amount necessary to eliminate any cumulative arrearages in payment of the minimum quarterly distribution;

then, we will distribute any additional available cash from operating surplus for that quarter among the unitholders and our general partner in the following manner:

  •
  first, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until each unitholder receives a total of $0.4428 per unit for that quarter (the "first target distribution");

  •
  second, 85.0% to all unitholders, pro rata, 2.0% to our general partner and 13.0% to the holders of the IDRs, pro rata, until each unitholder receives a total of $0.4813 per unit for that quarter (the "second target distribution");

  •
  third, 75.0% to all unitholders, pro rata, 2.0% to our general partner and 23.0% to the holders of the IDRs, pro rata, until each unitholder receives a total of $0.5775 per unit for that quarter (the "third target distribution"); and

  •
  thereafter, 50.0% to all unitholders, pro rata, 2.0% to our general partner and 48.0% to the holders of the IDRs, pro rata.

        In each case, the amount of the target distribution set forth above is exclusive of any distributions to common unitholders to eliminate any cumulative arrearages in payment of the minimum quarterly distribution. The percentage interests set forth above assume that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

Percentage Allocations of Available Cash From Operating Surplus

        The following table illustrates the percentage allocations of the additional available cash from operating surplus among the unitholders, our general partner and the holders of the IDRs up to the various target distribution levels. The amounts set forth under "Marginal Percentage Interest in Distributions" are the percentage interests of the unitholders, our general partner and the holders of the IDRs in any available cash from operating surplus we distribute up to and including the corresponding amount in the column "Total Quarterly Distribution Target Amount," until available cash from operating surplus we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders, our general partner and the holders of the IDRs for the minimum quarterly distribution are also applicable to quarterly distribution amounts that are less than the minimum quarterly distribution. The percentage interests shown for our general partner include its 2.0% general partner interest only and assume that our general partner has contributed any capital necessary to maintain its 2.0% general partner interest.

		Marginal Percentage Interest in Distributions
	Total Quarterly Distribution Target Amount
		Unitholders	General Partner	Holders of IDRs
Minimum Quarterly Distribution	$0.3850	98.0%	2.0%	0%
First Target Distribution	up to $0.4428	98.0%	2.0%	0%
Second Target Distribution	above $0.4428 up to $0.4813	85.0%	2.0%	13.0%
Third Target Distribution	above $0.4813 up to $0.5775	75.0%	2.0%	23.0%
Thereafter	above $0.5775	50.0%	2.0%	48.0%

General Partner's Right to Reset Incentive Distribution Levels

        Our general partner, as the current holder of a majority of our IDRs, has the right under our partnership agreement to elect to relinquish the right of the holders of our IDRs to receive incentive distribution payments based on the initial cash target distribution levels and to reset, at higher levels, the minimum quarterly distribution amount and cash target distribution levels upon which the incentive distribution payments to our general partner and Golar would be set. Our general partner's right to reset the minimum quarterly distribution amount and the target distribution levels upon which the incentive distributions payable to our general partner and Golar are based may be exercised, without approval of our unitholders or the conflicts committee of our board of directors, at any time when there are no subordinated units outstanding and we have made cash distributions to the holders of the IDRs at the highest level of incentive distribution for each of the prior four consecutive fiscal quarters. If at the time of any election to reset the minimum quarterly distribution amount and the target distribution levels our general partner and its affiliates are not the holders of a majority of the IDRs, then any such election to reset shall be subject to the prior written concurrence of our general partner that the conditions described in the immediately preceding sentence have been satisfied. The reset minimum quarterly distribution amount and target distribution levels will be higher than the minimum quarterly distribution amount and the target distribution levels prior to the reset such that there will be no incentive distributions paid under the reset target distribution levels until cash distributions per unit following this event increase as described below. We anticipate that our general partner would exercise this reset right in order to facilitate acquisitions or internal growth projects that would otherwise not be sufficiently accretive to cash distributions per common unit, taking into account the existing levels of incentive distribution payments being made to our general partner and Golar.

        In connection with the resetting of the minimum quarterly distribution amount and the target distribution levels and the corresponding relinquishment by our general partner and Golar of incentive distribution payments based on the target cash distributions prior to the reset, our general partner and

Golar will be entitled to receive a number of newly issued common units based on a predetermined formula described below that takes into account the "cash parity" value of the average cash distributions related to the IDRs received by our general partner and Golar for the two quarters prior to the reset event as compared to the average cash distributions per common unit during this period. We will also issue an additional amount of general partner units in order to maintain the general partner's ownership interest in us relative to the issuance of the additional common units.

        The number of common units that our general partner and Golar would be entitled to receive from us in connection with a resetting of the minimum quarterly distribution amount and the target distribution levels then in effect would be equal to (x) the average amount of cash distributions received by our general partner and Golar in respect of its IDRs during the two consecutive fiscal quarters ended immediately prior to the date of such reset election divided by (y) the average of the amount of cash distributed per common unit during each of these two quarters. The issuance of the additional common units will be conditioned upon approval of the listing or admission for trading of such common units by the national securities exchange on which the common units are then listed or admitted for trading.

        Following a reset election, the minimum quarterly distribution amount will be reset to an amount equal to the average cash distribution amount per unit for the two fiscal quarters immediately preceding the reset election (such amount is referred to as the "reset minimum quarterly distribution") and the target distribution levels will be reset to be correspondingly higher such that we would distribute all of our available cash from operating surplus for each quarter thereafter as follows:

  •
  first, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until each unitholder receives an amount equal to 115.0% of the reset minimum quarterly distribution for that quarter;

  •
  second, 85.0% to all unitholders, pro rata, 2.0% to our general partner and 13.0% to the holders of the IDRs, pro rata, until each unitholder receives an amount per unit equal to 125.0% of the reset minimum quarterly distribution for the quarter;

  •
  third, 75.0% to all unitholders, pro rata, 2.0% to our general partner, and 23.0% to the holders of the IDRs, pro rata, until each unitholder receives an amount per unit equal to 150.0% of the reset minimum quarterly distribution for the quarter; and

  •
  thereafter, 50.0% to all unitholders, pro rata, 2.0% to our general partner and 48.0% to the holders of the IDRs, pro rata.

        Assuming that it continues to hold a majority of our IDRs, our general partner will be entitled to cause the minimum quarterly distribution amount and the target distribution levels to be reset on more than one occasion, provided that it may not make a reset election except at a time when the holders of the IDRs have received incentive distributions for the prior four consecutive fiscal quarters based on the highest level of incentive distributions that the holders of IDRs are entitled to receive under our partnership agreement.

Distributions From Capital Surplus

  How Distributions From Capital Surplus Will Be Made

        We will make distributions of available cash from capital surplus, if any, in the following manner:

  •
  first, 98.0% to all unitholders, pro rata, and 2.0% to our general partner, until the minimum quarterly distribution is reduced to zero, as described below;

  •
  second, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each common unit, an amount of available cash from capital surplus equal to any unpaid arrearages in payment of the minimum quarterly distribution on the common units; and

  •
  thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

        The preceding paragraph is based on the assumption that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

  Effect of a Distribution from Capital Surplus

        The partnership agreement treats a distribution of capital surplus as the repayment of the consideration for the issuance of the units, which is a return of capital. Each time a distribution of capital surplus is made, the minimum quarterly distribution and the target distribution levels will be reduced in the same proportion as the distribution had to the fair market value of the common units prior to the announcement of the distribution. Because distributions of capital surplus will reduce the minimum quarterly distribution, after any of these distributions are made, it may be easier for our general partner and Golar to receive incentive distributions and for the subordinated units to convert into common units. However, any distribution of capital surplus before the minimum quarterly distribution is reduced to zero cannot be applied to the payment of the minimum quarterly distribution or any arrearages.

        Once we reduce the minimum quarterly distribution and the target distribution levels to zero, we will then make all future distributions 50% to the holders of units, 2.0% to our general partner and 48.0% to the holders of the IDRs (currently, our general partner and Golar). The 2.0% interests shown for our general partner assumes that our general partner maintains its 2.0% general partner interest.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the minimum quarterly distribution and target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

  •
  the minimum quarterly distribution;

  •
  the target distribution levels; and

  •
  the initial unit price.

        For example, if a two-for-one split of the common and subordinated units should occur, the minimum quarterly distribution, the target distribution levels and the initial unit price would each be reduced to 50% of its initial level. If we combine our common units into a lesser number of units or subdivide our common units into a greater number of units, we will combine our subordinated units or subdivide our subordinated units, using the same ratio applied to the common units. We will not make any adjustment by reason of the issuance of additional units for cash or property.

Distributions of Cash upon Liquidation

        If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will apply the proceeds of liquidation in the manner set forth below.

        If, as of the date three trading days prior to the announcement of the proposed liquidation, the average closing price for our common units for the preceding 20 trading days (or the current market price) is greater than the sum of:

  •
  any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period; plus

  •
  the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation);

        then the proceeds of the liquidation will be applied as follows:

  •
  first, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding common unit an amount equal to the current market price of our common units;

  •
  second, 98.0% to the subordinated unitholders, pro rata, and 2.0% to our general partner, until we distribute for each subordinated unit an amount equal to the current market price of our common units; and

  •
  thereafter, 50.0% to all unitholders, pro rata, 48.0% to holders of IDRs and 2.0% to our general partner.

        If, as of the date three trading days prior to the announcement of the proposed liquidation, the current market price of our common units is equal to or less than the sum of:

  •
  any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period; plus

  •
  the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation);

        then the proceeds of the liquidation will be applied as follows:

  •
  first, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding common unit an amount equal to the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation);

  •
  second, 98.0% to the common unitholders, pro rata, and 2.0% to our general partner, until we distribute for each outstanding common unit an amount equal to any arrearages in payment of the minimum quarterly distribution on the common units for any prior quarters during the subordination period;

  •
  third, 98.0% to the subordinated unitholders and 2.0% to our general partner, until we distribute for each outstanding subordinated unit an amount equal to the initial unit price (less any prior capital surplus distributions and any prior cash distributions made in connection with a partial liquidation); and

  •
  thereafter, 50.0% to all unitholders, pro rata, 48.0% to holders of IDRs and 2.0% to our general partner.

        The immediately preceding paragraph is based on the assumption that our general partner maintains its 2.0% general partner interest and that we do not issue additional classes of equity securities.

DESCRIPTION OF THE DEBT SECURITIES

        When used in this section "Description of Debt Securities," the terms "we," "us," "our" and "issuer" refer to Golar LNG Partners LP.

        The following is a description of the terms of the debt securities, which may be either senior debt securities or subordinated debt securities, and which we collectively refer to as the debt securities. The descriptions below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.

        If we offer senior debt securities, we will issue them under a senior indenture. If we offer subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

General

        The debt securities will be:

  •
  our direct general obligations;

  •
  either senior debt securities or subordinated debt securities; and

  •
  issued under separate indentures (which may be existing indentures) between us and a trustee that we will name in the related prospectus supplement.

        The term "Trustee" as used in this prospectus shall refer to the trustee under either of the above indentures. The debt securities will be governed by the provisions of the related indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939.

Specific Terms of Each Series of Debt Securities

        The indenture does not limit the total amount of debt securities that may be issued. Debt securities under the indenture may be issued from time to time in separate series, up to the aggregate amount authorized for each such series.

        We will prepare a prospectus supplement and either a supplemental indenture or a resolution of our board of directors and an accompanying officers' certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

  •
  whether the debt securities are senior or subordinated debt securities and, if subordinated debt securities, the specific subordination provision applicable thereto;

  •
  the guarantors of the debt securities, if any;

  •
  whether the debt securities are secured or unsecured;

  •
  the form and title of the debt securities;

  •
  the total principal amount of the debt securities and any limit on such total principal amount;

  •
  the price at which we will issue the debt securities;

  •
  the date or dates on which the debt securities may be issued;

  •
  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

  •
  any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable;

  •
  the dates on which the principal and premium, if any, of the debt securities will be payable;

  •
  the interest rate which the debt securities will bear and the interest payment dates for the debt securities;

  •
  any optional redemption provisions;

  •
  whether the debt securities are convertible into or exchangeable for other securities, and the conversion or exchange rate and other related terms, conditions and features.

  •
  any sinking fund or analogous provision, or option of the holder thereof, that would obligate us to repurchase, repay or otherwise redeem the debt securities, and the period or periods within which, the price or prices at which, and the other terms and conditions upon which such debt securities will be repurchased, repaid or redeemed;

  •
  whether the debt securities are entitled to the benefits of any guarantees by subsidiary guarantors;

  •
  whether the debt securities may be issued in amounts other than $1,000 each or multiples thereof;

  •
  deletions from, modifications of or additions to the events of default or covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein; and

  •
  any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

        This description of debt securities will be deemed modified, amended or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

  •
  debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies or commodities;

  •
  debt securities with respect to which principal, premium or interest is payable in a foreign or composite currency;

  •
  debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

        Interest payments may be made by check mailed to the registered holders of debt securities or, if so stated in the applicable prospectus supplement, at the option of a holder, by wire transfer to an account designated by the holder.

        Unless otherwise provided in the applicable prospectus supplement, fully registered securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

        Any funds paid to a paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to the issuer and the holders of the debt securities must look only to the issuer for payment after that time.

Covenants

Reports

        The indenture contains the following covenant for the benefit of the holders of all series of debt securities:

        So long as any debt securities are outstanding, Golar LNG Partners will:

  •
  for as long as it is required to file information with the SEC pursuant to the Exchange Act, file with the Trustee, within 15 days after it is required to file with the SEC, copies of the annual report and of the information, documents and other reports which it is required to file with the SEC pursuant to the Exchange Act; and

  •
  if it is required to furnish annual or quarterly reports to its unitholders pursuant to the Exchange Act, file with the Trustee any annual report or other reports sent to unitholders generally.

        A series of debt securities may contain additional financial and other covenants. The applicable prospectus supplement will contain a description of any such covenants that are added to the indenture specifically for the benefit of holders of a particular series.

Events of Default, Remedies and Notice

Events of Default

        Each of the following events will be an "Event of Default" under the indenture with respect to a series of debt securities:

  •
  default in any payment of interest on any debt securities of that series when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by the issuer to comply for 60 days after notice with the other agreements contained in the indenture, any supplement to the indenture or any board resolution authorizing the issuance of that series; or

  •
  certain events of bankruptcy, insolvency or reorganization of the issuer.

Exercise of Remedies

        If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately.

        A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series notify us of the default and such default is not cured within 60 days after receipt of notice.

        If an Event of Default described in the fifth bullet point above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

        The holders of a majority in principal amount of the outstanding debt securities of a series may:

  •
  waive all past defaults, except with respect to nonpayment of principal, premium or interest; and

  •
  rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

  —
  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

  —
  all existing Events of Default have been cured or waived, other than the nonpayment of principal, premium or interest on the debt securities of that series that have become due solely by the declaration of acceleration.

        If an Event of Default occurs and is continuing, the Trustee will be under no obligation, except as otherwise provided in the indenture, to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability or expense. No holder may pursue any remedy with respect to the indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium or interest when due, unless:

  •
  such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

  •
  holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

  •
  such holders have offered the Trustee reasonable indemnity or security against any cost, liability or expense;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

        The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

  •
  conflicts with law;

  •
  is inconsistent with any provision of the indenture;

  •
  the Trustee determines is unduly prejudicial to the rights of any other holder; or

  •
  would involve the Trustee in personal liability.

Notice of Event of Default

        Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the indenture or whether any default or Event of Default has occurred during the previous year.

        If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder a notice of the Event of Default by the later of 90 days after the Event of Default occurs or 30 days after the Trustee knows of the Event of Default. Except in the case of a default in the payment of principal, premium or interest with respect to any debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

        The issuer may amend the indenture without the consent of any holder of debt securities to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

  •
  provide for the assumption by a successor of our obligations under the indenture;

  •
  add guarantors with respect to the debt securities;

  •
  change or eliminate any restriction on the payment of principal of, or premium, if any, on, any debt securities;

  •
  secure the debt securities;

  •
  add covenants for the benefit of the holders or surrender any right or power conferred upon the issuer;

  •
  make any change that does not adversely affect the rights of any holder;

  •
  add or appoint a successor or separate Trustee; or

  •
  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.

        In addition, the issuer may amend the indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under the indenture consent to it. The issuer may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the indenture to:

  •
  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any debt securities;

  •
  reduce the principal of or extend the stated maturity of any debt securities;

  •
  reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

  •
  make any debt securities payable in other than U.S. dollars;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under these provisions;

  •
  impair the right of any holder to receive payment of premium, principal or interest with respect to such holder's debt securities on or after the applicable due date;

  •
  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

  •
  release any security that has been granted in respect of the debt securities;

  •
  make any change in the amendment provisions which require each holder's consent;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of senior indebtedness of Golar LNG Partners; or

  •
  make any change in the waiver provisions.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, the issuer is required to mail to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

  •
  compliance by the issuer with certain restrictive provisions of the indenture; and

  •
  any past default under the indenture, subject to certain rights of the Trustee under the indenture;

except that such majority of holders may not waive a default: (i) in the payment of principal, premium or interest or (ii) in respect of a provision that under the indenture cannot be amended without, in the case of either (i) or (ii), the consent of all holders of the series of debt securities that is affected.

Defeasance

        At any time, the issuer may terminate, with respect to debt securities of a particular series, all of its obligations under such series of debt securities and the indenture, which we call a "legal defeasance." If the issuer decides to make a legal defeasance, however, the issuer may not terminate its obligations:

  •
  relating to the defeasance trust;

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  to register the transfer or exchange of the debt securities;

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  to replace mutilated, destroyed, lost or stolen debt securities; or

  •
  to maintain a registrar and paying agent in respect of the debt securities.

        If the issuer exercises its legal defeasance option, any guarantee will terminate with respect to that series of debt securities.

        At any time the issuer may also effect a "covenant defeasance," which means it has elected to terminate its obligations under covenants applicable to a series of debt securities and described in the prospectus supplement applicable to such series, other than as described in such prospectus supplement.

        The legal defeasance option may be exercised notwithstanding a prior exercise of the covenant defeasance option. If the legal defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If the covenant defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in the fourth or fifth bullet points under "—Events of Default" above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

        In order to exercise either defeasance option, the issuer must:

  •
  irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or maturity, as the case may be;

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  comply with certain other conditions, including that no default has occurred and is continuing after the deposit in trust; and

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  deliver to the Trustee an opinion of counsel to the effect that holders of the series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service, or IRS, or other change in applicable federal income tax law.

No Personal Liability

        None of the past, present or future partners, incorporators, managers, members, directors, officers, employees or unitholders of the issuer or the general partner will have any liability for the obligations of the issuer under either indenture or the debt securities or for any claim based on such obligations or their creation.

        By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for our issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Provisions Relating only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

  Subordinated Debt Securities Subordinated to Senior Indebtedness

        The subordinated debt securities will rank junior in right of payment to all of the Senior Indebtedness of Golar LNG Partners. "Senior Indebtedness" will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

  Payment Blockages

        The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

  •
  we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

  •
  we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness of Golar LNG Partners within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

  •
  any other default on any Senior Indebtedness of Golar LNG Partners occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

  No Limitation on Amount of Senior Debt

        The subordinated indenture will not limit the amount of Senior Indebtedness that Golar LNG Partners may incur, unless otherwise indicated in the applicable prospectus supplement.

Book Entry, Delivery and Form

        A series of debt securities may be issued in the form of one or more global certificates deposited with a depositary. We expect that The Depository Trust Company, New York, New York, or "DTC," will act as depositary. If a series of debt securities is issued in book-entry form, one or more global certificates will be issued and deposited with or on behalf of DTC and physical certificates will not be issued to each holder. A global security may not be transferred unless it is exchanged in whole or in part for a certificated security, except that DTC, its nominees and their successors may transfer a global security as a whole to one another.

        DTC will keep a computerized record of its participants, such as a broker, whose clients have purchased the debt securities. The participants will then keep records of their clients who purchased the debt securities. Beneficial interests in global securities will be shown on, and transfers of beneficial interests in global securities will be made only through, records maintained by DTC and its participants.

        DTC advises us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the United States Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act

DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the Financial Industry Regulatory Authority, or FINRA. The rules that apply to DTC and its participants are on file with the SEC.

        DTC holds securities that its participants deposit with DTC. DTC also records the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        Principal, premium, if any, and interest payments due on the global securities will be wired to DTC's nominee. The issuer, the Trustee and any paying agent will treat DTC's nominee as the owner of the global securities for all purposes. Accordingly, the issuer, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities.

        It is DTC's current practice, upon receipt of any payment of principal, premium, if any, or interest, to credit participants' accounts on the payment date according to their respective holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to participants, whose accounts are credited with debt securities on a record date, by using an omnibus proxy.

        Payments by participants to owners of beneficial interests in the global securities, as well as voting by participants, will be governed by the customary practices between the participants and the owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." Payments to holders of beneficial interests are the responsibility of the participants and not of DTC, the Trustee or us.

        Beneficial interests in global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

  •
  DTC notifies the issuer that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by the issuer within 90 days; or

  •
  the issuer determines not to require all of the debt securities of a series to be represented by a global security and notifies the Trustee of the decision.

The Trustee

        A separate trustee may be appointed for any series of debt securities. We may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee may own debt securities.

Governing Law

        The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material U.S. federal income tax considerations that may be relevant to prospective unitholders and, unless otherwise noted in the following discussion, is the opinion of Vinson & Elkins L.L.P., our U.S. counsel, insofar as it contains legal conclusions with respect to matters of U.S. federal income tax law. The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.

        This discussion is based upon provisions of the Code, Treasury Regulations, and current administrative rulings and court decisions, all as in effect or existence on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. Changes in these authorities may cause the tax consequences of unit ownership to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "we," "our" or "us" are references to Golar LNG Partners LP.

        The following discussion applies only to beneficial owners of common units that own the common units as "capital assets" within the meaning of Section 1221 of the Code (i.e., generally, for investment purposes) and is not intended to be applicable to all categories of investors, such as unitholders subject to special tax rules (e.g., financial institutions, insurance companies, broker-dealers, tax-exempt organizations, retirement plans or individual retirement accounts or former citizens or long-term residents of the United States), persons who will hold the units as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, or persons that have a functional currency other than the U.S. dollar, each of whom may be subject to tax rules that differ significantly from those summarized below. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds our common units, the tax treatment of its partners generally will depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of our common units.

        No ruling has been or will be requested from the IRS regarding any matter affecting us or our unitholders. The opinions and statements made herein may be challenged by the IRS and, if so challenged, may not be sustained upon review in a court.

        This discussion does not contain information regarding any U.S. state or local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of common units. This discussion does not comment on all aspects of U.S. federal income taxation that may be important to particular unitholders in light of their individual circumstances, and each prospective unitholder is urged to consult its own tax advisor regarding the U.S. federal, state, local and other tax consequences of the ownership or disposition of common units.

Election to be Treated as a Corporation

        We have elected to be treated as a corporation for U.S. federal income tax purposes. Consequently, among other things, U.S. Holders (as defined below) will not be directly subject to U.S. federal income tax on our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of units as described below.

U.S. Federal Income Taxation of U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of our common units that owns (actually or constructively) less than 10.0% of our equity and that is:

  •
  an individual U.S. citizen or resident (as determined for U.S. federal income tax purposes),

  •
  a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) organized under the laws of the United States or any of its political subdivisions,

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

  •
  a trust if (i) a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

  Distributions

        Subject to the discussion below of the rules applicable to PFICs, any distributions to a U.S. Holder made by us with respect to our common units generally will constitute dividends, which may be taxable as ordinary income or "qualified dividend income" as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in its common units and, thereafter, as capital gain. U.S. Holders that are corporations generally will not be entitled to claim a dividends received deduction with respect to distributions they receive from us because we are not a U.S. corporation. Dividends received with respect to our common units generally will be treated as "passive category income" for purposes of computing allowable foreign tax credits for U.S. federal income tax purposes.

        Dividends received with respect to our common units by a U.S. Holder that is an individual, trust or estate (a "U.S. Individual Holder") generally will be treated as "qualified dividend income," which is currently taxable to such U.S. Individual Holder at preferential capital gain tax rates provided that: (i) our common units are readily tradable on an established securities market in the United States (such as The Nasdaq Global Market on which our common units are traded); (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below under "—U.S. Federal Income Taxation of U.S. Holders—PFIC Status and Significant Tax Consequences"); (iii) the U.S. Individual Holder has owned the common units for more than 60 days during the 121-day period beginning 60 days before the date on which the common units become ex-dividend (and has not entered into certain risk limiting transactions with respect to such common units); and (iv) the U.S. Individual Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. There is no assurance that any dividends paid on our common units will be eligible for these preferential rates in the hands of a U.S. Individual Holder, and any dividends paid on our common units that are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Individual Holder. In the absence of legislation extending the term of the preferential tax rates for qualified dividend income, all dividends received by a taxpayer in taxable years beginning on or after January 1, 2013 will be taxed at rates applicable to ordinary income.

        Special rules may apply to any amounts received in respect of our common units that are treated as "extraordinary dividends." In general, an extraordinary dividend is a dividend with respect to a common unit that is equal to or in excess of 10.0% of a unitholder's adjusted tax basis (or fair market value upon the unitholder's election) in such common unit. In addition, extraordinary dividends include dividends received within a one year period that, in the aggregate, equal or exceed 20.0% of a unitholder's adjusted tax basis (or fair market value). If we pay an "extraordinary dividend" on our common units that is treated as "qualified dividend income," then any loss recognized by a U.S. Individual Holder from the sale or exchange of such common units will be treated as long-term capital loss to the extent of the amount of such dividend.

        In addition to U.S. federal income tax imposed on dividends received from us, recently enacted legislation will impose a 3.8% Medicare tax on certain net investment income, including dividends, earned by a U.S. Individual Holder in a taxable year beginning on or after January 1, 2013, to the extent that such holder's adjusted gross income exceeds a threshold amount.

  Sale, Exchange or Other Disposition of Common Units

        Subject to the discussion of PFIC status below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our units in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder's adjusted tax basis in such units. The U.S. Holder's initial tax basis in its units generally will be the U.S. Holder's purchase price for the units and that tax basis will be reduced (but not below zero) by the amount of any distributions on the units that are treated as non-taxable returns of capital (as discussed above under "—U.S. Federal Income Taxation of U.S. Holders—Distributions"). Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder's holding period is greater than one year at the time of the sale, exchange or other disposition. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. A U.S. Holder's ability to deduct capital losses is subject to limitations. Such capital gain or loss generally will be treated as U.S. source income or loss, as applicable, for U.S. foreign tax credit purposes.

  PFIC Status and Significant Tax Consequences

        Adverse U.S. federal income tax rules apply to a U.S. Holder that owns an equity interest in a non-U.S. corporation that is classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder held our units, either:

  •
  at least 75.0% of our gross income (including the gross income of our vessel-owning subsidiaries) for such taxable year consists of passive income (e.g., dividends, interest, capital gains from the sale or exchange of investment property and rents derived other than in the active conduct of a rental business); or

  •
  at least 50.0% of the average value of the assets held by us (including the assets of our vessel-owning subsidiaries) during such taxable year produce, or are held for the production of, passive income.

        Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income generally would constitute "passive income" unless we were treated as deriving that rental income in the active conduct of a trade or business under the applicable rules.

        Based on our current and projected methods of operation, and an opinion of counsel, we do not believe that we are or will be a PFIC with respect to any taxable year. Our U.S. counsel, Vinson & Elkins L.L.P., is of the opinion that (1) more than 25% of the income we earn from our present time chartering activity and more than 50% of the assets engaged in generating such income should not be treated as passive income or assets, respectively, and (2) so long as such income (and any other income that our counsel has concluded does not constitute passive income) exceeds 25.0% of our gross income for each taxable year after our initial taxable year and the value of our vessels contracted under such time charters (and any other assets that our counsel has concluded do not constitute passive assets) exceeds 50.0% of the average value of all of our assets for each taxable year after our initial taxable year, we should not be a PFIC for any year. This opinion is based on representations and projections provided to our counsel by us regarding our assets, income and charters, and its validity is conditioned on the accuracy of such representations and projections. As a result of these representations and projections, and our counsel's analysis of the terms of our charters under the analogous legal authorities described below, our counsel has concluded that more than 25% of the gross income we derive or are deemed to derive from the time chartering activities of our subsidiaries should constitute services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that we or our subsidiaries own and operate in connection with the production of such income, in particular, the vessels we or our subsidiaries own that are subject to such time charters, should not constitute passive assets for purposes of determining whether we are or have been a PFIC.

        Our counsel has indicated to us that the conclusions described above are not free from doubt. While there is legal authority supporting our counsel's conclusions, including IRS pronouncements concerning the characterization of income derived from time charters as services income, the United States Court of Appeals for the Fifth Circuit (or the Fifth Circuit) held that income derived from certain marine time charter agreements should be treated as rental income rather than services income for purposes of a "foreign sales corporation" provision of the Code. In that case, the Fifth Circuit did not address the definition of passive income or the PFIC rules; however, the reasoning of the case could have implications as to how the income from a time charter would be classified under such rules. If the reasoning of this case were extended to the PFIC context, the gross income we derive or are deemed to derive from our time chartering activities may be treated as rental income, and we would likely be treated as a PFIC. The IRS has announced its disagreement and nonacquiescence with the analysis in that case and the position of the IRS that the marine time charter agreements at issue in that case should be treated as service contracts. Distinguishing between arrangements treated as generating rental income and those treated as generating services income involves weighing and balancing competing factual considerations, and there is no legal authority under the PFIC rules addressing our specific method of operation. Conclusions in this area therefore remain matters of interpretation. We are not seeking a ruling from the IRS on the treatment of income generated from our time chartering operations, and the opinion of our counsel is not binding on the IRS or any court. Thus, while we have received an opinion of counsel in support of our position, there is a possibility that the IRS or a court could disagree with this position and the opinion of our counsel. Although we intend to conduct our affairs in a manner to avoid being classified as a PFIC with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.

        As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a "Qualified Electing Fund," which we refer to as a "QEF election." As an alternative to making a QEF election, a U.S. Holder should be able to make a "mark-to-market" election with respect to our common units, as discussed below. If we are a PFIC, a U.S. Holder will be subject to the PFIC rules described herein with respect to any of our subsidiaries that are PFICs. However, the mark-to-market election discussed below will likely not be available with respect to shares of such PFIC subsidiaries. In addition, if a U.S. Holder owns our common units during any taxable year that we are a PFIC, such holder must file an annual report with the IRS.

  Taxation of U.S. Holders Making a Timely QEF Election

        If a U.S. Holder makes a timely QEF election (an "Electing Holder"), then, for U.S. federal income tax purposes, that holder must report as income for its taxable year its pro rata share of our ordinary earnings and net capital gain, if any, for our taxable years that end with or within the taxable year for which that holder is reporting, regardless of whether or not the Electing Holder received distributions from us in that year. The Electing Holder's adjusted tax basis in the common units will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that were previously taxed will result in a corresponding reduction in the Electing Holder's adjusted tax basis in common units and will not be taxed again once distributed. An Electing Holder generally will recognize capital gain or loss on the sale, exchange or other disposition of our common units. A U.S. Holder makes a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with its U.S. federal income tax return. If contrary to our expectations, we determine that we are treated as a PFIC for any taxable year, we will provide each U.S. Holder with the information necessary to make the QEF election described above.

  Taxation of U.S. Holders Making a "Mark-to-Market" Election

        If we were to be treated as a PFIC for any taxable year and, as we anticipate, our units were treated as "marketable stock," then, as an alternative to making a QEF election, a U.S. Holder would be allowed to make a "mark-to-market" election with respect to our common units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder's common units at the end of the taxable year over the holder's adjusted tax basis in the common units. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the common units over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder's tax basis in its common units would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our common units would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the common units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. Because the mark-to-market election only applies to marketable stock, however, it would not apply to a U.S. Holder's indirect interest in any of our subsidiaries that were determined to be PFICs.

  Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

        If we were to be treated as a PFIC for any taxable year, a U.S. Holder that does not make either a QEF election or a "mark-to-market" election for that year (or a Non-Electing Holder) would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common units in a taxable year in excess of 125.0% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the common units), and (2) any gain realized on the sale, exchange or other disposition of the units. Under these special rules:

  •
  the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for the common units;

  •
  the amount allocated to the current taxable year and any taxable year prior to the taxable year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

  •
  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayers for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These penalties would not apply to a qualified pension, profit sharing or other retirement trust or other tax-exempt organization that did not borrow money or otherwise utilize leverage in connection with its acquisition of our common units. If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual dies while owning our common units, such holder's successor generally would not receive a step-up in tax basis with respect to such units.

U.S. Federal Income Taxation of Non-U.S. Holders

        A beneficial owner of our common units (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is referred to as a Non-U.S. Holder. If you are a partner in a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holding our common units, you should consult your own tax advisor regarding the tax consequences to you of the partnership's ownership of our common units.

  Distributions

        Distributions we pay to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder's U.S. trade or business. However, distributions paid to a Non-U.S. Holder that is engaged in a U.S. trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder.

  Disposition of Units

        In general, a Non-U.S. Holder is not subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of our common units provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the event the gain from the disposition of units is effectively connected with the conduct of such U.S. trade or business (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our common units if they are present in the United States for 183 days or more during the taxable year in which those units are disposed and meet certain other requirements.

Backup Withholding and Information Reporting

        In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of common units will be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding if the non-corporate U.S. Holder:

  •
  fails to provide an accurate taxpayer identification number;

  •
  is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on its U.S. federal income tax returns; or

  •
  in certain circumstances, fails to comply with applicable certification requirements.

        Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8ECI or W-8IMY, as applicable.

        Backup withholding is not an additional tax. Rather, a unitholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by timely filing a U.S. federal income tax return with the IRS.

        In addition, individual citizens or residents of the United States holding certain "foreign financial assets" (which generally includes stock and other securities issued by a foreign person unless held in account maintained by a financial institution) with an aggregate value in excess of $50,000 are required to report information relating to such assets. Significant penalties may apply for failure to satisfy the reporting obligations described above. Unitholders should consult their tax advisors regarding their reporting obligations, if any, result of their purchase, ownership or disposition of our units.

NON-UNITED STATES TAX CONSIDERATIONS

Marshall Islands Tax Consequences

        The following discussion is based upon the opinion of Watson, Farley & Williams (New York) LLP, our counsel as to matters of the laws of the Republic of the Marshall Islands, and the current laws of the Republic of the Marshall Islands applicable to persons who do not reside in, maintain offices in or engage in business in the Republic of the Marshall Islands.

        Because we and our subsidiaries do not and do not expect to conduct business or operations in the Republic of the Marshall Islands, and because all documentation related to this offering will be executed outside of the Republic of the Marshall Islands, under current Marshall Islands law you will not be subject to Marshall Islands taxation or withholding on distributions, including upon distribution treated as a return of capital, we make to you as a unitholder. In addition, you will not be subject to Marshall Islands stamp, capital gains or other taxes on the purchase, ownership or disposition of common units, and you will not be required by the Republic of the Marshall Islands to file a tax return relating to your ownership of common units.

United Kingdom Tax Consequences

        The following is a discussion of the material United Kingdom tax consequences that may be relevant to prospective unitholders who are persons not resident or individuals not ordinarily resident for tax purposes in the United Kingdom (non-U.K. Holders).

        Prospective unitholders who are resident or ordinarily resident in the United Kingdom are urged to consult their own tax advisors regarding the potential United Kingdom tax consequences to them of an investment in our common units. For this purpose, a company incorporated outside of the United Kingdom will be treated as resident in the United Kingdom in the event its central management and control is carried out in the United Kingdom.

        The discussion that follows is based upon existing United Kingdom legislation and current H.M. Revenue & Customs practice as of the date of this prospectus. Changes in these authorities may cause the tax consequences to vary substantially from the consequences of unit ownership described below. Unless the context otherwise requires, references in this section to "we," "our" or "us" are references to Golar LNG Partners LP.

  Taxation of Non-U.K. Holders

        Under the United Kingdom Tax Acts, non-U.K. holders will not be subject to any United Kingdom taxes on income or profits (including chargeable (capital) gains) in respect of the acquisition, holding, disposition or redemption of the common units, provided that:

  •
  we are not treated as carrying on business in the United Kingdom;

  •
  such holders do not have a fixed base or permanent establishment in the United Kingdom to which such common units pertain; and

  •
  such holders do not use or hold and are not deemed or considered to use or hold their common units in the course of carrying on a business in the United Kingdom.

        A non-United Kingdom resident company or an individual not resident or ordinarily resident in the United Kingdom that carries on a business in the United Kingdom through a partnership is subject to United Kingdom tax on income derived from the business carried on by the partnership in the United Kingdom. Nonetheless, we expect to conduct our affairs in such a manner that we will not be treated as carrying on business in the United Kingdom. Consequently, we expect that non-U.K. Holders will not be considered to be carrying on business in the United Kingdom for the purposes of the

United Kingdom Tax Acts solely by reason of the acquisition, holding, disposition or redemption of their common units.

        While we do not expect it to be the case, if the arrangements we propose to enter into result in our being considered to carry on business in the United Kingdom for the purposes of the United Kingdom Tax Acts, our unitholders would be considered to be carrying on business in the United Kingdom and would be required to file tax returns with the United Kingdom taxing authority and, subject to any relief provided in any relevant double taxation treaty (including, in the case of holders resident in the United States, the double taxation agreement between the United Kingdom and the United States), would be subject to taxation in the United Kingdom on any income and chargeable gains that are considered to be attributable to the business carried on by us in the United Kingdom.

        EACH PROSPECTIVE UNITHOLDER IS URGED TO CONSULT HIS OWN TAX COUNSEL OR OTHER ADVISOR WITH REGARD TO THE LEGAL AND TAX CONSEQUENCES OF UNIT OWNERSHIP UNDER THEIR PARTICULAR CIRCUMSTANCES.

 PLAN OF DISTRIBUTION

        The securities offered pursuant to this prospectus and any accompanying prospectus supplement may be sold in any of the following ways:

  •
  directly to one or more purchasers;

  •
  through agents;

  •
  through underwriters, brokers or dealers; or

  •
  through a combination of any of these methods of sale.

        The applicable prospectus supplement relating to the securities will set forth, among other things:

  •
  the offering terms, including the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the proceeds to us from such sale;

  •
  any underwriting discounts, concessions, commissions and other items constituting compensation to underwriters, dealers or agents;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

  •
  in the case of debt securities, the interest rate, maturity and any redemption provisions;

  •
  in the case of debt securities that are convertible into or exchangeable for other securities, the conversion or exchange rate and other terms, conditions and features; and

  •
  any securities exchanges on which the securities may be listed.

        We will fix a price or prices of our securities at:

  •
  market prices prevailing at the time of any sale under this registration statement;

  •
  prices related to market prices; or

  •
  negotiated prices.

        We may change the price of the securities offered from time to time.

        We, or agents designated by us, may directly solicit, from time to time, offers to purchase the securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name any agents involved in the offer or sale of the securities and describe any commissions payable by us to these agents in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        If we or the selling unitholder utilize any underwriters in the sale of the securities in respect of which this prospectus is delivered, we and, if applicable, the selling unitholder will enter into an underwriting agreement with the underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We and, if applicable, the selling unitholder may indemnify the underwriters under the relevant underwriting agreement against specific civil liabilities, including liabilities under the Securities

Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

        In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be paid to underwriters participating in any offering made pursuant to this prospectus will not exceed 8% of the gross proceeds from that offering.

        If we utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we will sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the Internet, to sell offered securities directly.

        We may offer our common units into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

        A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

SELLING UNITHOLDER

        This prospectus covers the offering for resale from time to time, in one or more offerings, of up to 6,000,000 common units owned by Golar LNG Limited, the selling unitholder. These common units were obtained by the selling unitholder in connection with our initial public offering on April 13, 2011. The selling unitholder also owns 15,949,831 of our subordinated units, which the selling unitholder obtained in connection with our initial public offering. The subordinated units may be converted into common units on a one-for-one basis upon termination of the subordination period under certain circumstances, as set forth in our partnership agreement. In addition to holding the common units and subordinated units in us, the selling unitholder also owns all of the ownership interests in our general partner. See "About Golar LNG Partners LP" for additional information regarding our relationship with the selling unitholder.

        The following table sets forth information relating to the selling unitholder as of May 24, 2012 based on information supplied to us by the selling unitholder on or prior to that date. We have not sought to verify such information. Information concerning the selling unitholder may change over time. The selling unitholder may hold or acquire at any time common units in addition to those offered by this prospectus and may have acquired additional common units since the date on which the information reflected herein was provided to us. In addition, the selling unitholder may have sold, transferred or otherwise disposed of some or all of its common units since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of its common units in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

			Common Units Owned After Offering
Selling Unitholder	Common Units Owned Prior to Offering(1)	Common Units Being Offered(1)	Number of Units(2)	Percentage(3)
Golar LNG Limited(4)	9,327,254	6,000,000	3,327,254	14.4%

(1)
Does not include 15,949,831 subordinated units, which are convertible into common units.

(2)
Assumes the sale of all common units held by such selling unitholder offered by this prospectus.

(3)
Based on 23,127,254 common units outstanding.

(4)
World Shipholding Ltd., the company that is the main shareholder of Golar, is indirectly controlled by trusts established by John Fredriksen, Chairman of the Board of Directors of Golar, for the benefit of his immediate family. Amounts exclude the 2.0% general partner interest held by our general partner, a wholly-owned subsidiary of Golar. The address of World Shipholding's principal place of business is P.O. Box 53562, CY3399 Limassol, Cyprus.

        The prospectus supplement for any offering or our common units by the selling unitholder will set forth the following information with respect to the selling unitholder:

  •
  the nature of any position, office or other material relationship that the selling unitholder has had within the last three years with us or any of our affiliates;

  •
  the number of common units owned by the selling unitholder prior to the offering;

  •
  the amount of common units to be offered for the selling unitholder's account; and

  •
  the amount and (if one percent or more) the percentage of common units to be owned by the selling unitholder after the completion of the offering.

 SERVICE OF PROCESS AND ENFORCEMENT OF CIVIL LIABILITIES

        We are organized under the laws of the Marshall Islands as a limited partnership. Our general partner is organized under the laws of the Marshall Islands as a limited liability company. The Marshall Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent.

        Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries' assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers, our general partner or our subsidiaries or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. However, we have expressly submitted to the jurisdiction of the U.S. federal and New York state courts sitting in the City of New York for the purpose of any suit, action or proceeding arising under the securities laws of the United States or any state in the United States, and we have appointed The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands MH96960, to accept service of process on our behalf in any such action.

        Watson, Farley & Williams (New York) LLP, our counsel as to Marshall Islands law, has advised us that there is uncertainty as to whether the courts of the Marshall Islands would (1) recognize or enforce against us, our general partner, or the directors or officers of such entities judgments of courts of the United States based on civil liability provisions of applicable U.S. federal and state securities laws; or (2) impose liabilities against us, our general partner or such directors and officers in original actions brought in the Marshall Islands, based on these laws.

LEGAL MATTERS

        Unless otherwise stated in the applicable prospectus supplement, (a) the validity of the securities and certain other legal matters with respect to the laws of The Republic of the Marshall Islands will be passed upon for us by our counsel as to Marshall Islands law, Watson, Farley & Williams (New York) LLP and (b) the validity of the debt securities under New York law and certain other legal matters will be passed upon for us by Vinson & Elkins L.L.P. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

        The financial statements incorporated in this prospectus by reference to Golar LNG Partners LP's Annual Report on Form 20-F for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        PricewaterhouseCoopers LLP is located at 1 Embankment Place, London, WC2N 6RH, United Kingdom.

 EXPENSES

        The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the securities covered by this prospectus. All amounts are estimated, except the SEC registration fee and the FINRA fee.

U.S. Securities and Exchange Commission registration fee		$115,406
Financial Industry Regulatory Authority filing fee		75,500
Nasdaq Global Market listing fee		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving costs		*
Transfer agent fees and other		*
Miscellaneous		*
Total	$	*

*
To be provided in a prospectus supplement or in a Report on Form 6-K subsequently incorporated by reference into this prospectus.

8,500,000 Common Units
Representing Limited Partner Interests

PROSPECTUS SUPPLEMENT

Morgan Stanley

Wells Fargo Securities

December 5, 2013